UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

NOVELL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Novell, Inc.

404 Wyman Street

Waltham, MA 02451

Phone 781-464-8000

www.novell.com

February 25, 2009

Dear Stockholder:

It is our pleasure to invite you to attend the 2009 Annual Meeting of Stockholders. The meeting will be held on April 6, 2009, at 10:00 a.m. in our offices located at 404 Wyman Street, Waltham, Massachusetts 02451. The attached Notice of Annual Meeting and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

This year, we are using the “Notice and Access” method of providing proxy materials via the Internet. We believe that this process will allow us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about February 25, 2009, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2009 Proxy Statement and 2008 Annual Report and vote electronically via the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper or e-mail copy of the proxy materials. Stockholders who previously elected to receive a paper or e-mail copy of the proxy materials will not receive a Notice of Internet Availability of Proxy Materials.

Whether or not you attend the Annual Meeting, it is important that your shares be represented. Therefore, we urge you to promptly vote via the Internet, by telephone, or by completing, signing, dating, and returning the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you previously submitted your proxy.

On behalf of Novell’s Board of Directors and management team, we look forward to greeting you and our other valued stockholders who are able to attend.

Sincerely,

Richard L. Crandall Chairman of the Board Novell, Inc.	Ronald W. Hovsepian President and Chief Executive Officer Novell, Inc.

NOVELL, INC.

404 Wyman Street

Waltham, MA 02451

Notice of the 2009 Annual Meeting of Stockholders

The 2009 Annual Meeting of Stockholders of Novell, Inc. will be held on April 6, 2009 at 10:00 a.m. at our offices at 404 Wyman Street, Waltham, Massachusetts 02451 for the following purposes:

1.	To elect the twelve nominees for director identified in this proxy statement.

2.	To approve the Novell, Inc. 2009 Omnibus Incentive Plan.

3.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2009.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

All stockholders of record of shares of Novell common stock at the close of business on February 13, 2009 are entitled to notice of, and to vote on the matters to be acted on at, the Annual Meeting. A complete list of these stockholders will be available at our principal executive offices at 404 Wyman Street, Waltham, Massachusetts 02451 for at least ten days prior to the Annual Meeting. Such list shall also be produced and kept at 404 Wyman Street, Waltham, Massachusetts 02451 during the Annual Meeting.

By Order of the Board of Directors

Scott N. Semel

Senior Vice President, General Counsel and Secretary

February 25, 2009

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or by completing, signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States will be provided with paper copies of the proxy materials. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option before it is exercised at the Annual Meeting.

Our 2009 Proxy Statement and 2008 Annual Report are available at www.novell.com/company/annualmeeting2009.

Proxy Statement

NOVELL, INC.

404 Wyman Street

Waltham, MA 02451

PROXY STATEMENT

February 25, 2009

STOCKHOLDERS OF RECORD OWNING SHARES OF NOVELL, INC. COMMON STOCK

AT THE CLOSE OF BUSINESS ON FEBRUARY 13, 2009

ARE ENTITLED TO VOTE AT AND ATTEND THE ANNUAL MEETING

The Board of Directors of Novell, Inc. (“Novell” or the “Company”) is soliciting proxies for the 2009 Annual Meeting of Stockholders (the “Annual Meeting”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

The Annual Meeting will be held on April 6, 2009 at 10:00 a.m. at our offices at 404 Wyman Street, Waltham, Massachusetts 02451.

The Board of Directors of Novell set February 13, 2009 as the record date (the “record date”) for the Annual Meeting. Stockholders of record who owned Novell’s common stock at the close of business on that date are entitled to vote at and attend the Annual Meeting. The holders of common stock are entitled to one vote for each share owned. There were approximately 344,388,982 shares of Novell’s common stock outstanding on the record date.

We first sent or made this proxy statement available to stockholders on or about February 25, 2009.

ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my vote?

A.	The Board of Directors of Novell is soliciting your vote at the Annual Meeting.

Q:	What is the purpose of the Annual Meeting?

A:	You will be voting on:

•	the election of the twelve nominees for director identified in this proxy statement;

•	the approval of the Novell, Inc. 2009 Omnibus Incentive Plan; and

•	the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2009.

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Q:	What does the Board of Directors recommend?

A:	The Board recommends a vote:

•	for the election of the twelve nominees for director identified in this proxy statement;

•	for the approval of the Novell, Inc. 2009 Omnibus Incentive Plan; and

•	for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2009.

Q:	Who is entitled to vote at the Annual Meeting?

A:	The Board of Directors set February 13, 2009 as the record date for the Annual Meeting. All stockholders who owned shares of Novell common stock at the close of business on February 13, 2009 may vote at and attend the Annual Meeting.

Q:	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials this year instead of a paper copy of the proxy materials?

A:	Starting with this Annual Meeting, we are using the “notice and access” process permitted by the Securities and Exchange Commission (the “SEC”) to distribute proxy materials to stockholders. This process allows us to post proxy materials on a designated website and notify stockholders of the availability of such proxy materials on that website. Thus, for most stockholders, we are furnishing proxy materials, including this proxy statement and our 2008 Annual Report, by providing access to such documents on the Internet instead of mailing paper copies.

The Notice of Internet Availability of Proxy Materials (the “Notice”), which is being mailed to most of our stockholders, describes how to access and review all of the proxy materials on the Internet. The Notice also describes how to vote electronically via the Internet. If you would like to receive a paper or electronic copy by e-mail of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Your request to receive proxy materials in paper form by mail or electronically by e-mail will remain in effect until you revoke it. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meeting on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website.

Q:	Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

A:	No. The Notice identifies the matters to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it.

Q:	Why didn’t I receive a Notice of Internet Availability of Proxy Materials?

A:	Stockholders who previously elected to receive a paper copy or an electronic copy by e-mail of the proxy materials will not receive a Notice in the mail. Additionally, you will not receive the Notice if applicable regulations require paper delivery of the proxy materials.

Q:	How many votes do I have?

A:	You have one vote for each share of Novell common stock you owned at the close of business on the record date, provided those shares were held either directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank, or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, The Bank of New York Mellon Shareowner Services, LLC, you are considered the stockholder of record with respect to those shares, and the Notice or these proxy materials are being sent directly to you. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote electronically via the Internet, by telephone, or by completing, signing, dating and returning the proxy card.

Beneficial Owner.    If your shares are held by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or these proxy materials are being forwarded to you by your broker, bank, or other nominee who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares held in your account, and it will enclose or provide voting instructions for you to use in directing it on how to vote your shares. The organization that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Accordingly, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank, or other nominee giving you the right to vote the shares at the Annual Meeting.

Q:	How many votes can be cast by all stockholders?

A:	Each share of Novell common stock is entitled to one vote. There is no cumulative voting. We had 344,388,982 shares of common stock outstanding and entitled to vote on the record date.

Q:	How many shares must be present to hold the Annual Meeting?

A:	A majority of our outstanding shares as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you vote electronically via the Internet, by telephone, or by using a proxy card that has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	What are broker non-votes and abstentions?

A:	If you are the beneficial owner of shares held in “street name” by a broker, then the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, then the broker will have discretion to vote the shares with respect to “routine” matters, such as the uncontested election of directors and the ratification of the selection of accounting firms, but will not be permitted to vote the shares with respect to “non-routine” matters, such as the approval of the Novell, Inc. 2009 Omnibus Incentive Plan. Accordingly, if you do not instruct your broker on how to vote your shares with respect to the proposal to approve our 2009 Omnibus Incentive Plan, your shares will be broker non-votes with respect to that proposal.

An abstention is a decision by a stockholder to take a neutral position on a proposal being submitted to stockholders at a meeting, although taking a neutral position through an abstention is considered a vote cast on a proposal being submitted at a meeting.

Q:	What is the required vote for each proposal?

A:	Proposal No. 1. In an uncontested election of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares of common stock present in person or represented by proxy and entitled to vote.

Proposal No. 2.    The proposal to approve our 2009 Omnibus Incentive Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal.

Proposal No. 3.    The proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2009 requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal.

Q.	What effect will abstentions and broker non-votes have on the proposals?

A:	Broker non-votes and abstentions are included in determining the number of shares represented for the purpose of determining whether a quorum is present at the Annual Meeting. Because each director nominee must be elected by the affirmative vote of a majority of the votes cast with respect to such nominee (i.e., the number of votes “FOR” a director nominee must exceed the number of votes “AGAINST” that director nominee), abstentions will have no effect on the vote concerning the election of directors. With respect, however, to the approval of our 2009 Omnibus Incentive Plan and the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2009, which require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on those matters, an abstention will have the effect of a negative vote on such proposals. Under Delaware law, a broker non-vote is not considered to be a vote cast for any proposal and will not have any impact on the outcome of such proposal.

Q:	How do I vote?

A:	To vote, you may:

vote in person — we will pass out written ballots at the Annual Meeting to stockholders of record and/or beneficial owners who have obtained a valid proxy from their broker, bank, or other nominee;

vote electronically via the Internet or by telephone — in order to do so, please follow the instructions shown on your Notice, proxy card, or voting instruction card; or

vote by mail — if you received a paper proxy card or voting instruction card by mail, simply complete, sign, date, and return it in the envelope provided so that it is received before the Annual Meeting.

Votes submitted by stockholders of record electronically via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on April 3, 2009. Voting instructions submitted by beneficial owners to brokers or banks via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on April 5, 2009. The Internet and telephone voting procedures have been designed to verify stockholders’ identities and allow stockholders to confirm that their voting instructions have been properly recorded. Stockholders whose shares are held for them by other nominees should follow the instructions provided by such nominees.

Submitting your proxy or voting instructions, whether electronically via the Internet, by telephone, or by mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If, however, you hold your shares in street name, you must request a valid proxy from your broker, bank, or other nominee in order to vote in person at the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to ensure that your vote is counted.

Q:	What if I don’t give specific voting instructions?

A:	Stockholders of Record. If you are a stockholder of record and you:

•  indicate when voting electronically via the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•  return a signed proxy card but do not indicate how you wish to vote,

then your shares will be voted in accordance with the recommendations of the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions.

Beneficial Owners.    If you are a beneficial owner and hold your shares in street name and do not provide your broker, bank, or other nominee with voting instructions, the broker, bank, or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on “routine” matters, such as the uncontested election of directors and the ratification of the selection of accounting firms, but do not have discretion to vote on “non-routine” matters, such as the approval of the Novell, Inc. 2009 Omnibus Incentive Plan.

Q:	Can I change my vote after I voted?

A:	Yes. A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

• delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;

• completing, signing, dating and delivering a proxy bearing a later date;

• voting again electronically via the Internet or by telephone; or

• attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that organization to revoke any prior voting instructions. Also, if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must request a valid proxy from that organization and bring it to the Annual Meeting.

Q:	What does it mean if I receive more than one Notice, proxy card, or voting instruction card?

A:	You will receive more than one Notice, proxy card, or voting instruction card if your shares are registered in more than one name or are registered in different accounts. To make certain that all of your shares are voted, please follow the instructions included on each Notice you receive on how to vote electronically via the Internet or by telephone. If you received paper proxy materials by mail, please complete, sign, date, and return each proxy and/or voting instruction card to ensure that all of your shares are voted.

Q.	Who is paying for this proxy solicitation?

A:

The expenses of soliciting proxies will be paid by Novell. Following the initial distribution of the proxy materials and other soliciting materials, Novell and its agents may solicit proxies by mail, e-mail, telephone, facsimile, by other similar means, or in person. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We will also request brokers, banks, and other nominees to forward proxy materials to the beneficial owners of shares of our common stock. We will reimburse such persons and Novell’s transfer agent for their reasonable out-of-pocket expenses in forwarding such material. We have also retained the services of Innisfree M&A Incorporated (“Innisfree”) to perform the broker nominee search and to distribute proxy materials to brokers, banks, and other nominees. We will pay approximately $6,800, plus out-of-pocket expenses, for these services. Innisfree may also solicit proxies from stockholders for the Annual Meeting. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

Q.	Where can I find the voting results?

A:	The preliminary voting results will be announced at the Annual Meeting and posted on our Investor Relations website at www.novell.com/company/annualmeeting2009. The final results will be reported in our quarterly report on Form 10-Q for the second quarter of fiscal 2009.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

This table shows, as of January 31, 2009, how many shares of our common stock (the only voting class of Novell capital stock outstanding) are beneficially owned by: (i) each stockholder who has reported or is known by us to have beneficial ownership of more than five percent of our common stock; (ii) each current director and director nominee; (iii) each of our named executive officers set forth in the Summary Compensation Table (the “Named Executive Officers”); and (iv) all of our current directors and executive officers as a group. There were 344,385,979 shares of common stock outstanding on January 31, 2009.

Name and Address of Beneficial Owner(1)	Number of Outstanding Shares Owned(2)	Right to Acquire(3)	Restricted Stock(4)	Total Shares Beneficially Owned	Percent of Outstanding Shares
Philip B. Korsant(5)	31,236,700	—	—	31,236,700	9.07%
283 Greenwich Avenue Greenwich, CT 06830
Columbia Wanger Asset Management, L.P.(6)	27,582,600	—	—	27,582,600	8.01%
227 West Monroe Street, Suite 3000 Chicago, IL 60606-5018
AXA Assurances I.A.R.D. Mutuelle(7)	17,892,202	—	—	17,892,202	5.2%
26, rue Drouot 75009 Paris, France
Albert Aiello	34,000	162,500	—	196,500	*
Fred Corrado	16,000	162,500	—	178,500	*
Richard L. Crandall	24,100	112,500	—	136,600	*
Gary G. Greenfield	—	—	—	—	—
Judith H. Hamilton	—	—	—	—	—
Ronald W. Hovsepian	558,520	1,583,427	44,907	2,186,854	*
Patrick S. Jones	2,000	25,000	—	27,000	*
Claudine B. Malone	50,554	125,192	—	175,746	*
Richard L. Nolan	10,000	277,500	—	287,500	*
Thomas G. Plaskett	15,000	132,500	—	147,500	*
Dr. John W. Poduska, Sr.	124,814	227,500	—	352,314	*
James D. Robinson, III	34,751	227,500	—	262,251	*
Kathy Brittain White	16,560	137,500	—	154,060	*
Dana C. Russell	94,089	265,318	—	359,407	*
Dr. Jeffrey M. Jaffe	141,952	300,968	979	443,899	*
Alan J. Friedman	105,152	795,476	2,509	903,137	*
John K. Dragoon	102,303	246,473	—	348,776	*
Thomas M. Francese(8)	92,094	—	—	92,094	*
All current directors and executive officers as a group (17 persons)	1,405,405	4,925,601	48,395	6,379,401	1.83%

*	less than 1%

(1)	Except as otherwise indicated, the address of each person named in the table is: c/o Novell, Inc., 404 Wyman Street, Waltham, Massachusetts 02451.

(2)	The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them except as may be otherwise indicated in a footnote.

(3)

Includes shares that can be acquired through stock options that become exercisable or the lapse of restrictions on restricted stock units within 60 days from January 31, 2009. Shares of common stock underlying these stock options and restricted stock units cannot be voted at the Annual Meeting unless the options are exercised or common stock is issued in exchange for restricted stock units prior to the record date for the Annual Meeting.

(4)	These shares can be voted, but are subject to vesting, forfeiture and other restrictions.

(5)	Pursuant to a Schedule 13G/A filed on February 17, 2009, Philip B. Korsant disclosed that he and Morton Holdings, Inc., both having a principal business address of 283 Greenwich Avenue, Greenwich, CT 06830, had shared power to vote and dispose of all shares, and that Samana Capital, L.P., of the same address, had shared power to vote and dispose of 28,253,823 shares.

(6)	Pursuant to a Schedule 13G/A filed on February 9, 2009, Columbia Wanger Asset Management, L.P. disclosed that it had sole power to vote 27,082,600 shares and sole power to dispose of all shares.

(7)	Pursuant to a Schedule 13G filed on February 13, 2009, AXA Assurances I.A.R.D. Mutuelle disclosed that it, AXA Assurances Vie Mutuelle, and AXA, had sole power to vote 9,856,017 shares and sole power to dispose of all shares, and that AXA Financial, Inc. had sole power to vote 456,650 shares and sole power to dispose of 605,560 shares. The principal business address for AXA Assurances Vie Mutuelle is 26, rue Drouot, 75009 Paris, France; for AXA is 25, avenue Matignon, 75008 Paris, France; and for AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104.

(8)	Mr. Francese is not a current executive officer given his departure from the Company as of July 31, 2008.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding the aggregate number of shares of our common stock issuable under all of our stock option and equity-based plans upon the exercise of outstanding options and the vesting of awards, their weighted-average exercise price, and the number of shares available for future issuance as of October 31, 2008. Material features of our stock option and equity-based plans, including the Novell, Inc. 2000 Nonstatutory Stock Option Plan and the Novell, Inc./SilverStream Software, Inc. 2001 Stock Incentive Plan that were not approved by stockholders, are described in Note T to the Consolidated Financial Statements filed as part of our Annual Report on Form 10-K for the fiscal year ended October 31, 2008.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	26,014,662	$4.07	23,885,910	(1)
Equity compensation plans not approved by security holders	6,906,595	$7.77	15,110,271

Total	32,921,257	$4.84	38,996,181

(1)	Includes approximately 4.4 million shares that are available for future issuance under our 1989 Employee Stock Purchase Plan, as amended, which expires by its terms in July 2009 and which will not be renewed.

CORPORATE GOVERNANCE

Board of Directors and Director Independence

We are managed under the direction of the Board of Directors, whose purpose is to maximize long-term economic value for our stockholders by responsibly addressing not only their concerns, but also those of our customers, employees, business partners, the communities and governments where we have operations and do business, and the public at large. In fulfilling their duties, the Board of Directors and its committees oversee corporate governance, oversee and advise management in developing our financial and business goals, evaluate management’s performance in pursuing and achieving those goals, and oversee our public disclosures and the disclosure processes. Our Statement on Corporate Governance sets forth the duties and responsibilities of the Board of Directors, criteria for the constitution of, membership on, and the procedures for and required meetings of the Board of Directors, and other corporate governance matters. The Statement on Corporate Governance is available through the Corporate Governance page of our website at http://www.novell.com/company/ir/cg/.

The Board of Directors has determined that, of its eleven directors, Albert Aiello, Fred Corrado, Richard L. Crandall, Patrick S. Jones, Claudine B. Malone, Richard L. Nolan, Thomas G. Plaskett, Dr. John W. Poduska, Sr. and Kathy Brittain White are “independent” as defined by the listing standards of The Nasdaq Stock Market currently in effect and approved by the SEC. In determining Mr. Crandall’s independence, the Board considered his role as the Chairman of the Enterprise Software Roundtable, an organization of the senior leadership of more than 35 of the largest software companies. The Company has participated in the Enterprise Software Roundtable for the past several years and currently pays an annual membership fee of $8,000. The Board of Directors has also determined that all of the aforementioned persons, except Richard L. Crandall, meet the “outside director” standard for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). All members of the Audit Committee, the Compensation Committee, and the Corporate Governance Committee satisfy the “independence” and/or “outside directorship” standards applicable to those committees. Ronald W. Hovsepian and James D. Robinson, III (who will retire as of the date of the Annual Meeting) are not independent.

Mr. Crandall, who became the Non-Executive Chairman of the Board on May 13, 2008, presides over all meetings of the Board, including executive sessions.

Board Committees

The following provides an overview of the membership and responsibilities of all of the committees of the Board of Directors. A current copy of the charter for each committee is available through the Corporate Governance page of our website at http://www.novell.com/company/ir/cg/.

Audit Committee

Members	Responsibilities
Fred Corrado, Chairperson Albert Aiello	• Oversee accounting and financial reporting processes and audits of the financial statements
Patrick S. Jones Claudine B. Malone	— review significant judgments and decisions affecting financial statements
— review all financial data to be released
• Monitor compliance with applicable laws and with the Company’s Code of Business Ethics
• Oversee implementation of the Code of Business Ethics and review significant cases of misconduct, fraud or conflict of interest
• Oversee disclosure controls and procedures

•   Oversee the Company’s initiatives in connection with Section 404 of the Sarbanes-Oxley Act of 2002 to (i) establish and maintain adequate internal control structures and procedures for financial reporting and (ii) assess the effectiveness of such internal control structures and procedures

• Oversee the Company’s investment policies, controls and procedures, and portfolio performance
• Oversee the Company’s internal audit function
• Oversee the Company’s independent registered public accounting firm
— appoint and approve compensation
— pre-approve permitted services
— evaluate performance
— monitor independence

In addition to the above functions, the Audit Committee has adopted procedures for its receipt, retention, and treatment of concerns and complaints regarding accounting, internal accounting controls, and auditing matters. The Audit Committee has established an online reporting tool located at http://www.novell.com/ethics/index.jsp, accessible through the Corporate Ethics page of our website, for the submission of such concerns and complaints by stockholders, employees and members of the public. All submissions may be made anonymously. The Audit Committee encourages, but does not require, that anyone making a submission supply his or her contact information to facilitate follow-up, clarification and assistance with the investigation of the concern or complaint. We do not permit retaliation or discrimination of any kind against employees for any concerns or complaints submitted in good faith.

The Board of Directors has determined that (i) the members of the Audit Committee possess the attributes to be considered financially sophisticated for purposes of the listing standards of The Nasdaq Stock Market and (ii) each of Mr. Corrado, Mr. Jones, and Ms. Malone has the background to be considered an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Compensation Committee

Members	Responsibilities
Dr. John W. Poduska, Sr., Chairperson

•   Establish overall compensation philosophies

•   Evaluate management performance and development

•   Recommend compensation for the Chief Executive Officer to the Board

•   Set compensation for executives

—     consider industry benchmarks

—     establish and administer performance goals

•   Establish compensation programs for employees

•   Recommend non-employee director compensation to the Corporate Governance Committee

•   Administer employee benefit and incentive plans

•   Administer stock option and other equity-based plans

•   Grant stock options and other equity-based awards

•   Review succession planning

•   Review management development policies

Claudine B. Malone
Thomas G. Plaskett (as of June 3, 2008)
Kathy Brittain White

The Compensation Committee has retained the services of an external compensation consultant, Hewitt Associates (“Hewitt”). The mandate of the consultant is to work for the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends, and technical considerations. The nature and scope of services rendered by Hewitt on the Compensation Committee’s behalf is described below:

•	provide information on market trends and analyses;

•	provide support with regard to the latest relevant regulatory, technical and/or accounting considerations impacting compensation and benefit programs;

•	assist with the redesign of any compensation or benefit programs, as needed;

•	prepare for and attend selected management, committee or Board of Director meetings; and

•	respond to other miscellaneous requests that occur throughout the year.

The Compensation Committee does not direct Hewitt to perform the above services in any particular manner or under any particular method. The Compensation Committee has the final authority to hire and terminate the consultant, and the Compensation Committee evaluates the consultant periodically.

Compensation Committee Interlocks and Insider Participation.    No member of the Compensation Committee has ever been an officer or employee of Novell or of any of our subsidiaries or affiliates. During the last fiscal year, none of our executive officers served on the board of directors or on the compensation committee of any other entity, any officers of which served either on our Compensation Committee or on our Board.

Corporate Governance Committee

Members	Responsibilities
Richard L. Nolan, Chairperson Albert Aiello	• Establish criteria for the selection of directors and recommend Board nominees
Richard L. Crandall	— conduct searches for prospective directors
Kathy Brittain White	— review candidates recommended by stockholders
• Recommend committee membership
• Oversee corporate governance
— review committee charters
— review codes of ethics for executives, employees and directors
• Monitor non-employee director independence
• Review and approve all transactions between us and our directors and executive officers
• Oversee board and committee evaluations and development
• Recommend non-employee director compensation to the Board

Meetings of the Board of Directors and Board Committees

During fiscal 2008, the Board of Directors held 11 meetings; the Audit Committee held 13 meetings; the Compensation Committee held 15 meetings; and the Corporate Governance Committee held 7 meetings. During the last fiscal year, each current director attended at least 75% of the meetings of the Board of Directors and the committees on which he or she then served.

Our directors are not required to attend our annual meetings of stockholders. In 2008, two directors attended the annual meeting.

Codes of Ethics

We have adopted two codes of ethics, each designed to encourage our employees, executives and directors to act with the highest integrity.

Code of Business Ethics.    We review and update our Code of Business Ethics (“COBE”) annually. The purpose of COBE is to convey the basic principles of business conduct expected of all our executives and employees, including our Chief Executive Officer, Chief Financial Officer, Controller, and other senior financial personnel performing similar functions. Except where prohibited by law, we require all of our executives and employees to review COBE at least once a year and to submit a report to our Ethics Officer (i) stating that he or she has read and understands COBE, (ii) reporting any conflicts of interest he or she may have, (iii) agreeing to comply with all of our policies, and (iv) reporting any suspected violations of COBE or our policies referenced in COBE. In support of COBE, we have provided our employees with numerous avenues for the reporting of ethics violations or other similar concerns, including the required employee reports and an anonymous telephone hotline. The Audit Committee monitors the implementation and enforcement of COBE. COBE meets the definition of “code of ethics” under the rules and regulations of the SEC and is posted on the Corporate Ethics page of our website at http://www.novell.com/ethics/index.jsp.

Non-Employee Director Code of Ethics.    The Board of Directors has established the Non-Employee Director Code of Ethics (the “Director Code”). The Director Code sensitizes directors on areas of ethical risk relating to their specialized roles, provides guidance to help directors recognize and deal with ethical issues, provides mechanisms for directors to report unethical conduct, and fosters a culture of honesty and accountability among directors. Each non-employee director is required to review the Director Code at least once a year and to submit a report (i) stating that he or she has read and understands the Director Code, (ii) reporting any conflicts of interest he or she may have, (iii) agreeing to comply with the Director Code, and (iv) reporting any suspected violations of the Director Code. A copy of the Director Code may be found through the Corporate Ethics page of our website at http://www.novell.com/ethics/index.jsp.

Related Person Transactions Policy and Procedures

The Related Person Transactions Policy and Procedures (the “Policy”) recognizes that certain transactions between Novell and Related Persons are routine and consistent with Novell’s best interests and that, accordingly, they should be permissible. The Policy, which was adopted by the Board, is designed to address the reporting, review and approval of such transactions and to provide guidance to the Corporate Governance Committee in evaluating whether any such transaction gives rise, or potentially gives rise, to a conflict of interest. A “Related Person Transaction” is a transaction, arrangement or relationship with Novell in an amount exceeding $120,000 in which a Related Person has a direct or indirect material interest. A Related Person is: (a) any person who is or, since the beginning of Novell’s last fiscal year was, a director, executive officer or director nominee of Novell; (b) a beneficial owner of more than five percent (5%) of Novell common stock; or (c) an immediate family member of any person in either (a) or (b), which includes a person (other than a tenant or employee) sharing the household of any person in either (a) or (b). Under the Policy, director nominees, directors and executive officers are required to respond to questionnaires prepared by Novell annually, which are intended to, among other things, assist Novell in identifying Related Persons subject to the Policy and identifying existing, completed or proposed Related Person Transactions. Every person who has completed or who is required to complete the questionnaire must promptly inform Novell’s General Counsel of any changes to information previously provided. In the event that a possible Related Person Transaction is identified from responses to the questionnaires or information provided to Novell’s General Counsel, the General Counsel will obtain and review all information necessary for a complete assessment of the transaction, and will make a preliminary conclusion as to whether a Related Person Transaction actually exists. If the General Counsel’s preliminary conclusion is that the transaction would be a Related Person Transaction, the General Counsel’s preliminary conclusion and all relevant information concerning the transaction will be presented promptly to the Corporate Governance Committee for its approval, ratification, revision or rejection of the transaction. If the General Counsel’s preliminary conclusion is that the transaction would not be a Related Person Transaction, the General Counsel’s preliminary conclusion and rationale for such conclusion will be presented to the Corporate Governance Committee at its next regularly scheduled meeting.

Transaction with Related Person

During fiscal 2008, we received consulting services from J.D. Robinson Inc. Under a consulting agreement between us and J.D. Robinson Inc., we pay J.D. Robinson Inc. $200,000 each year for these services. Mr. Robinson, who will retire from the Board of Directors effective as of the date of the Annual Meeting, is President and the sole stockholder of J.D. Robinson Inc.

Stock Ownership Requirements

We have established Stock Ownership Programs designed to further align the interests of our Board of Directors and executives with those of our stockholders. Our Non-Employee Director Stock Ownership Program requires each non-employee director to own an amount of our common stock having a value equal to three times the annual cash board retainer that is payable to each non-employee member of the Board of Directors. Directors must attain their required ownership at the following pace: 5% by the end of the fiscal year following the year in which the director was elected to the Board; 15% by the end of the second fiscal year; 30% by the end of the third fiscal year; 60% by the end of the fourth fiscal year; and 100% by the end of the fifth fiscal year. Non-compliance with the Non-Employee Director Stock Ownership Program is taken into consideration during the annual performance review of each non-employee director.

Our Executive Stock Ownership Program requires (i) our Chief Executive Officer to own shares of our common stock having a value equal to three times his salary as of November 1, 2006 and (ii) all Senior and Executive Vice Presidents to own shares of our common stock having a value equal to his or her salary as of their initial participation date. Executives do not have a deadline for achieving their ownership requirements, but executives may not sell, transfer, or encumber Novell securities until their ownership requirements have been satisfied, and then may only sell, transfer or encumber such number of shares as would not cause the value of their Novell stock holdings at the time of sale, transfer or encumbrance to fall below his or her total required ownership percentage, with some limited exceptions.

For purposes of determining whether ownership requirements have been met, we will consider the value of the common stock at the time acquired and any increases to such value.

Procedures for Contacting Directors

The Board of Directors has established a process for stockholders to send communications to the Board of Directors. Stockholders may communicate with the Board of Directors generally or with a specific director by writing to our General Counsel, 404 Wyman Street, Waltham, Massachusetts 02451. The General Counsel reviews all messages received and forwards any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board of Directors, except that any complaints or concerns relating to accounting, internal accounting controls or auditing matters are considered in accordance with the Audit Committee’s procedures for handling such matters. Communications are sent as soon as practicable to the director to whom they are addressed, or, if addressed to the Board of Directors generally, to the Chairperson of the Corporate Governance Committee. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board of Directors. The General Counsel has the right, but not the obligation, to forward such other communications to appropriate channels within Novell.

Director Nominations

The Corporate Governance Committee conducts searches for prospective directors and evaluates and recommends candidates for election to the Board or to fill vacancies on the Board. In conducting director searches, the Corporate Governance Committee considers recommendations for director nominees from a wide variety of sources, including stockholders, members of our Board of Directors, business contacts, community leaders, third-party advisory services, and members of management. In fiscal 2008, Novell hired a third-party advisory service to help identify and facilitate the screening and interview process of candidates for director.

The Corporate Governance Committee initially evaluates a prospective nominee on the basis of his or her resume and other background information that has been made available to the Corporate Governance Committee. A member of the Corporate Governance Committee will contact for further review those candidates who the Corporate Governance Committee believes are qualified, who may fulfill a specific Board need and who would otherwise best make a contribution to the Board of Directors. If, after further discussions with the candidate, and other further review and consideration as necessary, the Corporate Governance Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board of Directors. In making its recommendations, the Corporate Governance Committee seeks out outstanding talent among minority groups and women.

The Board of Directors believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board of Directors also believes that its directors should ideally reflect a mix of experience and other qualifications. There is no set of minimum qualifications or skills that candidates must possess. The Corporate Governance Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, industry expertise, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, past performance.

Stockholders who wish to recommend a Board candidate should submit the following information to Novell’s Corporate Secretary: the stockholder’s name and address as it appears on our books and of the beneficial owner, if any, on whose behalf the recommendation is being made; the number of shares held by the stockholder and the length of time such shares have been held; and all information that is required to be disclosed under applicable rules and regulations of the SEC regarding the candidate, including the written consent of the candidate to serve as a director, if elected.

Stockholders who wish to bring a nomination for a director candidate before a stockholders’ meeting must give written notice to Novell’s Corporate Secretary, either by personal delivery or by United States mail, postage prepaid. The stockholder’s notice must be received by our Corporate Secretary not later than 90 days prior to the first anniversary of the date on which notice of the prior year’s annual meeting was first distributed to stockholders. If, however, no annual meeting was held in the prior year or the date of the annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, notice by the stockholder to be timely must be received by our Corporate Secretary not earlier than 120 days prior to the annual meeting and not later than the later of (i) 90 days prior to the date of such annual meeting or (ii) 10 days following the date on which public announcement of the date of such meeting is first made. The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC, including the written consent of the person proposed to be nominated to being named in the proxy statement as a nominee and to serve as a director if elected. The stockholder’s notice must also set forth (a) whether or not the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (b) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (c) the name and address of the stockholder making the nomination as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made, and (d) the class and number of shares of our stock that are owned of record by such stockholder and beneficially by such beneficial owner.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board has expanded the size of our Board of Directors to twelve, effective at the Annual Meeting, and has nominated twelve nominees for election at the Annual Meeting. Our Board is declassified, which means that each member is elected annually. Accordingly, directors elected at the Annual Meeting will hold office until the next annual meeting of stockholders and until their successors are elected and qualified, except in the event of their earlier death, resignation or removal. Mr. James D. Robinson, III will retire from the Board, pursuant to the retirement policy set forth in Novell’s Statement on Corporate Governance, as of the date of the Annual Meeting. In addition to the current Novell directors, other than Mr. Robinson, the Board has nominated Gary G. Greenfield and Judith H. Hamilton to join Novell’s Board of Directors. Mr. Greenfield was recommended to the Board of Directors by both a third-party advisory service and a non-employee director, and Ms. Hamilton was recommended by a non-employee director. The Board of Directors has determined that Mr. Greenfield and Ms. Hamilton are “independent” as defined by the listing standards of The Nasdaq Stock Market currently in effect and approved by the SEC.

All of the nominees have indicated that they are able and willing to serve if elected. If any nominee should become unavailable prior to the Annual Meeting, the Board of Directors may recommend another person and Messrs. Hovsepian, Russell and Semel, as your representatives, will vote for such person if you have given them your proxy.

There are no family relationships among our executive officers and the nominees for director. Ages are as of January 31, 2009.

Biographies of Nominees for the Board of Directors

Albert Aiello

Director since 2003

Mr. Aiello, age 66, is Managing Director of Albert Aiello & Associates, a strategic technology management consulting company he founded in February 2003. Since January 2007, Mr. Aiello has been a Managing Director and CIO of Colt Telecommunications. Prior to that, Mr. Aiello served as Global Chief Information Officer of Lend Lease Corporation, a financial and construction management company, from January 1998 to December 2002, and as a member of its board of directors from May 1998 to December 2002. Mr. Aiello was the Chief Information Officer for Fidelity Investments from April 1990 to December 1997. Mr. Aiello was also Chairman of the Board of the Software Productivity Consortium from December 1999 to December 2000. Mr. Aiello has also served as a member of the board of directors of CoolSavings, Inc.

Fred Corrado

Director since 2002

Mr. Corrado, age 68, served as Vice Chairman of the Board of Directors and Chief Financial Officer of The Great Atlantic & Pacific Tea Company, Inc., a food retailer, from October 1992 until February 2002. Since May 2005, Mr. Corrado has been a member of the advisory board of Approva Corporation, a software company. Mr. Corrado is also a director of the New Jersey Performing Arts Center.

Richard L. Crandall

Chairman of the Board since 2008 and Director since 2003

Mr. Crandall, age 65, is a founding Managing Director of Arbor Partners, a high technology venture capital firm, a position he has held since November 1997. Mr. Crandall also serves as the Chairman of the Enterprise Software Roundtable, which he founded in July 1994, an organization of the senior corporate leadership of more than 35 of the largest software companies. Since November 2006, Mr. Crandall has served as Chairman of Pelstar LLC, a manufacturer of medical weighing and measurement devices. Since May 2005, Mr. Crandall has served as Managing Partner of Alpine Capital Partners, LLC, a real estate developer. Mr. Crandall served as the

Chairman of Giga Information Systems (“Giga”), an IT research and advisory firm, from July 2002 until February 2003, and was a board member of and a special advisor to Giga from its founding in April 1996 until February 2003. Prior to that, Mr. Crandall was a founder of Comshare, Inc., a decision support software company, and served as its Chief Executive Officer from April 1970 until April 1994 and its Chairman from April 1994 until April 1997. Mr. Crandall is the technology advisor to the U.S. Chamber of Commerce and is also a director of Diebold, Inc. and the Dreman/Claymore Dividend & Income Fund, a management investment company.

Gary G. Greenfield

Mr. Greenfield, age 54, has served as Chairman of the Board of Directors and President and Chief Executive Officer of Avid Technology, Inc. (“Avid”) since December 2007. Prior to joining Avid, from December 2003 to December 2007, Mr. Greenfield served as Chief Executive Officer of GXS, Inc., a provider of business-to-business integration, synchronization and collaboration solutions. During the same period, he also served as an Operating Partner with Francisco Partners, a technology-focused private equity firm. From June 2002 to August 2003, Mr. Greenfield served as Chief Executive Officer of Peregrine Systems, Inc., an infrastructure management software company, and, prior to that, he served as President and Chief Executive Officer of Merant PLC, a provider of software solutions for enterprise change management. Mr. Greenfield is also a director of Vocus, Inc.

Judith H. Hamilton

Ms. Hamilton, age 64, currently serves on the board of directors of R.R. Donnelley & Sons (since 1995) and the Wildlife Conservation Society (since 1993). Until 2008, Ms. Hamilton was a director of Artistic Media Partners, Inc, Markettools, Inc., and The National Parks Foundation. In 2002, Ms. Hamilton retired from Classroom Connect, Inc., a provider of materials integrating the Internet into the education process, where she had served as President and Chief Executive Officer since 1999. From April 1996 through July 1998, Ms. Hamilton served as the President and Chief Executive Officer of FirstFloor Software, an Internet software publisher. Ms. Hamilton was the Chief Executive officer of Dataquest, a market research firm for technology, from 1992 to 1996.

Ronald W. Hovsepian

Director since 2006

Ronald W. Hovsepian, age 47, has served as one of our directors and as our President and Chief Executive Officer since June 2006. Mr. Hovsepian served as our President and Chief Operating Officer from October 2005 to June 2006. From May 2005 to November 2005, Mr. Hovsepian served as Executive Vice President and President, Worldwide Field Operations. Mr. Hovsepian joined us in June 2003 as President, Novell North America. Before coming to Novell, Mr. Hovsepian was a Managing Director with Bear Stearns Asset Management, a technology venture capital fund, from February to December 2002. From March 2000 to February 2002, Mr. Hovsepian served as Managing Director for Internet Capital Group, a venture capital firm. Prior to that, Mr. Hovsepian served in a number of executive positions with International Business Machines Corporation over approximately a 17-year period. Mr. Hovsepian is also Chairman of the Board of Directors of Ann Taylor Corporation.

Patrick S. Jones

Director since 2007

Patrick S. Jones, age 64, has been a private investor since March 2001. From 1998 to 2001, Mr. Jones was the Senior Vice President and Chief Financial Officer of Gemplus International S.A., a provider of solutions empowered by smart cards. From 1992 to 1998, Mr. Jones was Vice President Finance, Corporate Controller for Intel Corporation. Prior to that, he served as Chief Financial Officer of LSI Logic. Mr. Jones is also a director of Openwave Systems, and Chairman of the Board of Directors of Lattice Semiconductor Corporation.

Claudine B. Malone

Director since 2003

Ms. Malone, age 72, has been the President and Chief Executive Officer of Financial and Management Consulting Inc., a consulting firm, since 1984. Ms. Malone served as a visiting professor at the Colgate-Darden Business School of the University of Virginia from 1984 to 1987, an adjunct professor of the School of Business Administration at Georgetown University from 1982 to 1984, and an assistant and associate professor at the Harvard Graduate School of Business Administration from 1972 to 1981. Ms. Malone also serves on the boards of Aviva Life Insurance Company and Apollo Investment Corporation.

Richard L. Nolan

Director since 1998

Mr. Nolan, age 68, is the William Barclay Harding Professor of Management of Technology, emeritus, Harvard Business School, a professorship he was awarded in September 1991. Mr. Nolan has been the Philip M. Condit Professor of Business Administration at the University of Washington since September 2004. Mr. Nolan served as Chairman and Chief Executive Officer of Nolan, Norton and Company, an information technology management consulting company, from 1977 until the company was acquired by KPMG LLP in 1987. Mr. Nolan then served as Chairman of Nolan, Norton and Company and a Partner of KPMG from 1987 to 1991. Mr. Nolan is also a director of Loctronix Company.

Thomas G. Plaskett

Director since 2002

Mr. Plaskett, age 65, has served as Chairman of Fox Run Capital Associates, a private merchant banking and consulting firm focusing on advisory and consulting services for emerging companies, from October 1991 to the present. Additionally, Mr. Plaskett served as the Chairman of Probex Corporation, an energy technology company, from November 1999 until December 2000 and as its President and CEO from November 1999 to August 2000. Mr. Plaskett served as Vice Chairman of Legend Airlines, Inc. from June 1997 until February 2001 and as its Executive Vice President from September 1999 to February 2001. Mr. Plaskett also served as the Chairman of Greyhound Lines, Inc. from March 1995 until March 1999. Mr. Plaskett is also a director of Alcon, Inc., RadioShack Corporation and Signet Jewelers, Ltd., and is Chairman of the Board of Directors of Platinum Research Organization, Inc.

John W. Poduska, Sr., Sc.D.

Director since 2001

Dr. Poduska, age 71, was the Chairman of Advanced Visual Systems, Inc., a provider of visualization software, from January 1992 to December 2001. From December 1989 until December 1991, Dr. Poduska was President and Chief Executive Officer of Stardent Computer, Inc., a computer manufacturer. From December 1985 until December 1989, Dr. Poduska served as Chairman and Chief Executive Officer of Stellar Computer, Inc., which he founded, a computer manufacturer and the predecessor of Stardent Computer, Inc. Prior to founding Stellar Computer, Inc., Dr. Poduska founded Apollo Computer Inc. and Prime Computer Inc. Dr. Poduska is also a director of Anadarko Petroleum Corporation and Safeguard Scientifics, Inc.

Kathy Brittain White

Director since 2003

Ms. White, age 59, founded Rural Sourcing, Inc., an organization focused on developing information technology employment in rural communities, and served as President from 2004 until the company was acquired in 2008. In 2002, Ms. White founded the Horizon Institute of Technology, a foundation supporting technology outreach initiatives in the Arkansas delta. Ms. White served as Executive Vice President and Chief Information Officer for Cardinal Health, Inc., a provider of medical products and services, from February 1999 until March 2003. Prior to that, Ms. White served as Senior Vice President and Chief Information Officer with Allegiance Healthcare, Inc., a provider of medical products and services, from 1996 until its acquisition by Cardinal in February 1999. Ms. White was an associate professor at the University of North Carolina, Greensboro for ten years. Ms. White is also a director of Mattel, Inc.

Vote Required and Board Recommendation

In December 2006, the Board of Directors approved an amendment to our Bylaws to require each director to be elected by a majority of the votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the required vote for election of directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. This year’s election has been determined to be an uncontested election, and the majority vote standard will apply. If a nominee who is serving as a director is not elected at the Annual Meeting, Delaware law provides that the director would continue to serve on the Board of Directors as a “holdover director.” Under our Bylaws, however, if a nominee who already serves as a director is not elected, the director shall offer to tender his or her resignation to the Board of Directors. In that situation, the Corporate Governance Committee would make a recommendation to the Board of Directors about whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the decision of the Board of Directors. If the failure of a nominee to be elected at the Annual Meeting results in a vacancy on the Board of Directors, that vacancy may be filled by action of the Board of Directors or the Board may reduce the size of the Board of Directors. If a nominee who was not already serving as a director fails to receive a majority of votes cast at the Annual Meeting, Delaware law provides that the nominee does not serve on the Board of Directors as a “holdover director.” All director nominees, except Mr. Greenfield and Ms. Hamilton, are currently serving on the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES SET FORTH ABOVE.

PROPOSAL TWO

APPROVAL OF THE NOVELL, INC. 2009 OMNIBUS INCENTIVE PLAN

The Board of Directors believes that the effective use of long-term incentive compensation has been integral to our success in the past and is vital to our ability to achieve continued strong performance in the future. Accordingly, the Board of Directors is seeking stockholder approval of the Novell, Inc. 2009 Omnibus Incentive Plan (the “2009 Plan”) that authorizes for issuance 45,000,000 shares of our common stock in connection with awards granted under the 2009 Plan. The Board of Directors approved the 2009 Plan on December 16, 2008, subject to stockholder approval at the Annual Meeting. The Board of Directors recommends that stockholders approve the 2009 Plan.

If the 2009 Plan is approved by our stockholders, it will replace our five existing equity award plans (collectively, the “Prior Plans”), namely, (i) the Novell, Inc. 1991 Stock Plan, which would otherwise remain in effect until terminated by the Board (the “1991 Stock Plan”), (ii) the Novell, Inc. 2000 Stock Plan, which would otherwise expire by its terms on November 15, 2009 (the “2000 Stock Plan”), (iii) the Novell, Inc. 2000 Nonstatutory Stock Option Plan, which would otherwise expire by its terms on June 9, 2010 (the “2000 Nonstatutory Stock Option Plan”), (iv) the Novell, Inc./SilverStream Software, Inc. Amended and Restated 1997 Stock Incentive Plan, which would otherwise expire by its terms on June 9, 2009 (the “1997 Stock Incentive Plan”), and (v) the Novell, Inc./SilverStream Software, Inc. 2001 Stock Incentive Plan, which would otherwise expire by its terms on June 5, 2011 (the “2001 Stock Incentive Plan”). As of January 9, 2009, 30,649,863 shares of common stock were available for issuance under the Prior Plans. If the 2009 Plan is approved by stockholders, no new awards will be granted under the Prior Plans and any shares of common stock available for issuance under the Prior Plans that are not subject to outstanding awards will no longer be available for issuance under the Prior Plans or the 2009 Plan. Outstanding awards under the Prior Plans will continue to be governed by the terms of the Prior Plans, as applicable, until exercised, expired or otherwise terminated or cancelled. As of January 9, 2009, the Company had 25,978,811 stock options outstanding with a weighted average exercise price of $6.30 and a weighted average remaining term of 4.62 years, and 9,747,599 full value awards outstanding. No new awards will be granted under the Prior Plans between January 9, 2009 and the Annual Meeting, except for anticipated grants of up to 700,000 awards for new hire, retention, and recognition purposes.

The following description of the 2009 Plan is a summary, does not purport to be a complete description of the 2009 Plan and is qualified in its entirety by the full text of the 2009 Plan. A copy of the 2009 Plan is attached to this proxy statement as Appendix A and is incorporated herein by reference.

Description of the 2009 Plan

Purpose

The purpose of the 2009 Plan is to attract, retain and motivate the Company’s employees, non-employee directors, and third party service providers by providing them with the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts with the long-term interests of the Company’s stockholders.

Administration

The 2009 Plan will be administered by the Board of Directors or by a committee of the Board of Directors (the “Committee”), which shall (i) with respect to grants to employees, be either the Compensation Committee of the Board or another committee appointed by the Board to administer the 2009 Plan; (ii) with respect to grants made to non-employee directors, be the Board of Directors, and (iii) with respect to grants that are intended to be “qualified performance-based compensation” under Section 162(m) of the Code, the Compensation Committee or a committee comprised of the independent members of the Board of Directors acting as a group. Each member of the Compensation Committee or any other such committee of independent directors must be an “independent director” under NASDAQ rules, an “outside director” for purposes of Section 162(m) of the Code, and a “non-employee director” under Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such requirements may change from time to time.

Under the terms of the 2009 Plan, the Committee has the authority to, among other things:

•	select eligible individuals to whom awards are granted;
•	determine the types of awards to be granted;
•	determine the terms, conditions and provisions of such awards;
•	interpret and administer the 2009 Plan and any instrument evidencing an award, notice or agreement executed or entered into under the 2009 Plan; and
•	make any other determination and take any other action that the Committee deems necessary or desirable for administration of the 2009 Plan.

Eligibility

Awards may be granted under the 2009 Plan to employees, non-employee directors, and third party service providers of the Company and its affiliates and subsidiaries as selected by the Committee. As of January 31, 2009, approximately 4,000 employees and 10 non-employee directors would have been eligible to participate in the 2009 Plan had it been approved at such time.

Number of Shares Available for Issuance, Award Limits and Adjustments

Subject to adjustment (as described below), the maximum aggregate number of shares of common stock authorized for issuance under the 2009 Plan is 45,000,000 shares, of which no more than 45,000,000 may be granted as incentive stock options. The shares of common stock deliverable under the 2009 Plan will consist of authorized and unissued shares or treasury shares. Each stock option and stock appreciation right granted under the 2009 Plan will reduce the number of shares of common stock available for grant under the 2009 Plan by one share. Each award granted under the 2009 Plan other than a stock option or a stock appreciation right will reduce the number of shares of common stock available for grant under the 2009 Plan by 1.5 shares.

Shares of common stock covered by an award granted under the 2009 Plan will not be counted as used unless and until they are issued and delivered to a participant. Any shares of common stock that are subject to an award under the 2009 Plan or under Prior Plans will again become eligible for issuance when the award expires, is forfeited, cancelled, or otherwise terminates prior to issuance of the shares. Shares not issued or delivered as a result of the net settlement of an outstanding stock appreciation right or option, shares used to pay the option price or grant price or withholding taxes related to an outstanding award, and shares repurchased on the open market with the proceeds from the exercise of an option shall not be available for issuance as awards under the 2009 Plan.

Award Limits.    The maximum number of shares of common stock that may be granted under all equity awards under the 2009 Plan to any one participant in the aggregate in any one fiscal year will not exceed 3,000,000 shares of common stock (subject to adjustments authorized under the 2009 Plan), and the maximum dollar amount paid under all performance units and cash-based awards to any one participant in the aggregate in any one fiscal year will not exceed $5,000,000.

Adjustments.    In the event of a stock dividend, stock split, reverse stock split, spin-off, recapitalization, merger or similar change in capital structure involving our common stock, the Committee, in order to prevent diminution or enlargement of the benefits or potential benefits intended under the 2009 Plan, will substitute or equitably adjust the number or kind of shares of common stock that may be granted pursuant to the 2009 Plan or under particular forms of awards, the maximum number of shares of common stock that any individual participating in the 2009 Plan may be granted in any fiscal year, and the exercise prices of and number and kind of shares of common stock subject to outstanding awards.

Types of Awards

The 2009 Plan permits the Company to grant or sell equity-based awards, including (1) incentive and nonqualified stock options; (2) stock appreciation rights; (3) restricted stock and restricted stock units;

(4) performance shares and performance units; and (5) other stock-based awards. The 2009 Plan also permits the Company to grant cash-based awards and dividend equivalents. With the exception of dividend equivalents, awards may be granted either alone or in addition to or in tandem with any other type of award.

Stock Options.    Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the option grant. The exercise price of each stock option granted under the 2009 Plan must be at least 100% of the fair market value (as defined in the 2009 Plan) of a share of the common stock as of the date the award is granted to a participant (such date is referred to as the “Grant Date” in the 2009 Plan) and, with respect to incentive stock options, must not be less than the minimum exercise price required by Section 422 of the Code. The Committee will fix the term of each option, but options granted under the 2009 Plan will not be exercisable more than ten years after the date the option is granted. Each option will vest and become exercisable at such time or times as determined by the Committee. Options may be exercised, in whole or in part, by payment in full of the exercise price in one or a combination of the following forms of payment: cash or its equivalent; the delivery of common stock already owned by the participant for at least six months prior to such delivery; broker-assisted cashless exercise; or such other method as may be permitted by the Committee.

After termination of service with the Company or any affiliate or subsidiary of the Company, a participant will be able to exercise his or her nonqualified stock option for the period of time, if any, and on the terms and conditions determined by the Committee and stated in the option agreement. With respect to incentive stock options, if a participant terminates employment due to death or disability, as defined under Section 22(e)(3) of the Code, the participant (or his beneficiary, in the case of death) will have the right to exercise the participant’s incentive stock options during the period specified in the applicable option agreement solely to the extent the participant had the right to exercise the incentive stock option on the date of his or her death or disability, as applicable, except that such period may not exceed one (1) year from the date of such termination of employment or, if shorter, the remaining term of the incentive stock option. In the event a participant terminates employment for reasons other than death or disability, as defined under Section 22(e)(3) of the Code, the participant shall have the right to exercise his or her incentive stock option during the period specified in the applicable option agreement solely to the extent the participant had the right to exercise the incentive stock option on the date of such termination of employment, except that such period may not exceed three (3) months from the date of such termination of employment or, if shorter, the remaining term of the incentive stock option.

Stock Appreciation Rights.    The grant price of a stock appreciation right (“SAR”) will be at least 100% of the fair market value of the common stock on the date of grant. Upon the exercise of a SAR, the holder is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the grant price of the SAR. Payment upon the exercise of a SAR will be in cash, shares of common stock, or some combination of cash and shares of common stock as determined by the Committee. The Committee may impose any conditions or restrictions on the exercise of a SAR as it deems appropriate. The Committee will fix the term of each SAR, but SARs granted under the 2009 Plan will not be exercisable more than ten years after the date the SAR is granted. After termination of service with the Company or any affiliate or subsidiary of the Company, a participant will be able to exercise the SAR for the period of time, if any, and on the terms and conditions determined by the Committee and stated in the award agreement.

Restricted Stock and Restricted Stock Units.    Shares of restricted stock and/or restricted stock units may be granted under the 2009 Plan. The period(s) of restriction, the number of shares of restricted stock or the number of restricted stock units granted, the purchase price, if any, and such other conditions and/or restrictions as the Committee shall determine shall be set forth in an award agreement. Participants holding shares of restricted stock may be granted voting rights with respect to their shares, but participants holding restricted stock units will not have voting rights with respect to their restricted stock units. After all conditions and restrictions applicable to restricted shares and/or restricted stock units have been satisfied or have lapsed (including the satisfaction of any applicable tax withholding obligations), shares of restricted stock will become freely transferable (except as otherwise provided in the 2009 Plan) and restricted stock units shall be paid in cash, shares of common stock, or some combination of cash and shares of common stock as determined by the Committee. After termination of service with the Company or any affiliate or subsidiary of the Company, a participant will be able to retain his or her restricted shares and/or restricted stock units for the period of time, if any, and on the terms and conditions determined by the Committee and stated in the award agreement.

Performance Shares and Performance Units.    Performance shares and/or performance units may be granted under the 2009 Plan in such amounts and upon such terms as the Committee shall determine. With respect to an award of performance shares and/or performance units, the Committee shall establish performance periods and performance goals. The extent to which the participant achieves his or her performance goals during the applicable performance period will determine the value and/or the number of performance shares and/or performance units earned by a participant. Payment of earned performance shares and/or performance units will be in cash, shares of common stock, or some combination of cash and shares of common stock, as determined by the Committee and stated in the award agreement. After termination of service with the Company or any affiliate or subsidiary of the Company, a participant will be able to retain his or her performance shares and/or performance units for the period of time, if any, and on the terms and conditions determined by the Committee and stated in the award agreement.

Other Stock-Based Awards.    Other stock-based or stock-related awards (including, without limitation, the grant or offer for sale of unrestricted shares of common stock or the payment in cash or otherwise of amounts based on the value of shares of common stock) may be granted in such amounts and subject to such terms and conditions (including, without limitation, performance goals) as determined by the Committee. Each other stock-based award shall be expressed in terms of shares of common stock or units based on shares of common stock, as determined by the Committee. Other stock-based awards will be paid in cash or shares of common stock, as determined by the Committee. If the other stock-based awards are subject to performance goals, the number and/or value of other stock-based awards that will be paid out to the participant will depend on the extent to which the performance goals are met. After termination of service with the Company or any affiliate or subsidiary of the Company, a participant will be able to retain his or her other stock-based awards for the period of time, if any, and on the terms and conditions determined by the Committee and stated in the award agreement.

Cash-Based Awards.    Cash-based awards may be granted in such amounts and subject to such terms and conditions (including, without limitation, performance goals) as determined by the Committee. Each cash-based award will specify a payment amount or payment range, and will be paid in cash or shares of common stock, as determined by the Committee. If the cash-based awards are subject to performance goals, the amount of the cash-based award that will be paid out to the participant will depend on the extent to which the performance goals are met. After termination of service with the Company or any affiliate or subsidiary of the Company, a participant will be able to retain his or her cash-based awards for the period of time, if any, and on the terms and conditions determined by the Committee and stated in the award agreement.

Dividend Equivalents.    With the exception of options and SARs, awards under the 2009 Plan may, in the Committee’s discretion, earn dividend equivalents with respect to the cash or stock dividends or other distributions that would have been paid on the shares of common stock covered by such award had such shares been issued and outstanding on the dividend payment date. Such dividend equivalents shall be converted to cash or additional shares of common stock by such formula and at such time and subject to such limitations as determined by the Committee.

Awards to Non-Employee Directors

The type or combination of types of awards that will be granted to non-employee directors, and the terms and conditions of such awards, will be determined by the Board of Directors. Non-employee directors may, as determined by the Board of Directors, (i) receive awards available under the 2009 Plan and/or common stock equivalents in lieu of payment of all or a portion of cash retainer fees or (ii) defer the grant or payment of awards and/or common stock equivalents.

Performance Measures

If the Committee intends to qualify an award under the 2009 Plan as “qualified performance-based compensation” under Section 162(m) of the Code, the performance goals selected by the Committee must be based on the achievement of specified levels of one, or any combination, of the following performance measures: recognized revenue; invoiced revenue; gross profit or margin; operating profit or margin; exit rate operating income margin (derived by annualizing the cost of sales and operating expense structure in place at fiscal year-end compared to the actual revenues generated in that fiscal year); earnings before or after taxes, interest, depreciation, and/or amortization; net earnings or net income (before or after taxes); earnings per share; share price (including, but not limited to, growth measures and total stockholder return); cost reduction or savings; return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); productivity ratios; performance against budget; market share; customer satisfaction; working capital targets; economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); productivity metrics; financial ratio metrics; and organizational/transformation metrics.

Any of the performance measures specified in the 2009 Plan, or any combination thereof, may be used to measure the performance of the Company or any affiliate and/or subsidiary, as a whole, or any business unit of the Company, or any affiliate and/or subsidiary, as the Committee deems appropriate. Performance measures may be compared to (i) the performance of a group of comparator companies, (ii) a published or special index that the Committee deems appropriate, (iii) with respect to return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue), various stock market indices and/or (iv) other benchmarks approved by the Committee. The Committee may also provide for accelerated vesting of any award based on the achievement of performance goals.

The Committee may provide in any such award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs or other executive termination costs; extraordinary items (as defined in generally accepted accounting principles or any successor thereto); acquisitions or divestitures, including asset sales; the positive or negative impact of foreign exchange movements; stock-based compensation expense; in-process research and development expenses related to acquisitions; acquired intangible asset amortization; integration and other one-time expenditures or other adjustments related to acquisitions; material acquisition costs; merger costs, including severance, lease and other facility costs of the acquired company; gains or losses associated with either the repurchase or potential settlement of any or all of the Company’s outstanding debt or convertible debt instruments; and/or the positive or negative impacts associated with the implementation of International Financial Reporting Standards.

The Committee may adjust the amount payable pursuant to an award under the 2009 Plan that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code downwards but not upwards.

Change of Control and Company Transactions

Unless otherwise provided in a participant’s award agreement, upon a change of control (as defined in the 2009 Plan): (1) all outstanding options and SARs that are exchanged for equivalent rights (referred to as a Replacement Award in the 2009 Plan) will be cancelled and terminated; (2) to the extent that a participant’s then-outstanding options and SARs are not exchanged for Replacement Awards, such options and SARs will immediately become fully vested and exercisable; (3) all then-outstanding awards other than options and SARs that are not vested and as to which vesting depends solely on continued service to the Company or any of its affiliates or subsidiaries will vest in full and be free of restrictions relating to vesting and transferability; and (4) the treatment of any other then-outstanding awards upon a change of control will be determined in accordance with the terms of the applicable award agreement.

Notwithstanding the foregoing, in the event of a change of control, except to the extent a participant receives a Replacement Award, the Committee may, in its sole discretion, determine (1) that any or all outstanding awards granted under the 2009 Plan, whether or not exercisable, will be cancelled and terminated and that, in connection with such cancellation and termination, the participant will receive a payment in cash, shares of stock, other securities or a combination thereof equal to the difference, if any, between the consideration received by the stockholders of the Company in respect of a share of common stock in connection with the transaction and the purchase price per share, if any, under the award agreement multiplied by the number of shares of common stock subject to the award, provided that if such product is zero or less, or the award is not then exercisable, the award will be cancelled and terminated without payment therefore or (2) to extend the exercise period of options or SARs (but not beyond the expiration date of such option or SAR).

If a participant is terminated other than for cause (as defined in the 2009 Plan) in connection with or within two years after a change of control, (1) all Replacement Awards held by the participant will become fully vested and exercisable and free of restrictions and (2) all options and SARs held by the participant immediately before the termination of service that the participant held as of the date of the change of control or that constitute Replacement Awards will remain exercisable for not less than one year following such termination or until the expiration of the stated term of such option or SAR, whichever period is shorter, provided that if the award agreement provides for a longer period of exercisability that provision shall control.

Forfeiture and Recoupment

An award agreement may provide that the participant’s rights, payments, and benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. Such events may include, but are not limited to, termination of employment or services for cause, a violation of Company policies, breach of non-competition, confidentiality, or other restrictive covenants, or other conduct that is detrimental to the business or reputation of the Company or any of its affiliates or subsidiaries. In addition, if any of the Company’s financial statements are required to be restated resulting from errors, omissions or fraud, the Committee may direct that the Company recover all or a portion of any award granted or paid to a participant with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement.

Term, Termination and Amendment

Subject to certain exceptions, the Board of Directors has the authority to amend or terminate the 2009 Plan or any outstanding award agreement at any time and from time to time provided that (1) any amendment to the 2009 Plan will not become effective until approved by the Company’s stockholders if such approval is required to comply with applicable laws, rules or regulations and (2) no termination or amendment of the 2009 Plan or an award agreement shall adversely affect in any material way any award previously granted under the 2009 Plan without the written consent of the participant holding such award. Unless sooner terminated by the Board of Directors, the 2009 Plan will terminate ten (10) years from the date it is approved by stockholders.

Federal Income Tax Information

The following is a general summary, as of the date of this proxy statement, of the federal income tax consequences to participants and the Company of grants under the 2009 Plan. This summary is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2009 Plan, as the consequences may vary with the types of grants made, the identity of the participants and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. Each participant shall be encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2009 Plan.

Nonqualified Options

The grant of a nonqualified option will not cause the participant to recognize ordinary income or entitle the Company to a deduction for federal income tax purposes. Upon exercise of a nonqualified option, the participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value on the exercise date of the shares purchased by the participant, and the Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the Code. If restrictions regarding forfeiture and transferability apply to the shares upon exercise, the time of recognition of ordinary income and the amount thereof, and the availability of a tax deduction to the Company, generally will be determined when such restrictions cease to apply.

Incentive Stock Options

In general, neither the grant nor exercise of an incentive stock option will cause the recognition of ordinary income by the participant, provided the participant does not dispose of the underlying shares until the later of two years from the date of the grant of the option or one year after the exercise of the option. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be treated as an item includable in the tax base upon which an “alternative minimum tax” may be imposed. In general, neither the grant nor the exercise of an incentive stock option will produce a tax deduction for the Company.

If the participant disposes of shares purchased pursuant to the exercise of an incentive stock option after the expiration of the later of two years from the date of the grant of the option and one year from the date of exercise, the gain or loss on the sale, based upon the difference between the amount realized and the exercise price, will constitute long-term capital gain or loss. If the shares purchased by a participant pursuant to the exercise of an incentive stock option are sold at a gain prior to the expiration of either of such periods, so much of the gain as does not exceed the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on the date of sale will be taxable as ordinary income to the participant and a tax deduction will be allowable to the Company in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the Code.

SARs

The grant of an SAR will not cause the participant to recognize ordinary income or entitle the Company to a deduction for federal income tax purposes. Upon the exercise of an SAR, the participant will recognize ordinary income in the amount of the cash or value of shares payable to the participant (before reduction for any withholding taxes), and the Company will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the Code.

Stock and Stock Unit Awards

The federal income tax consequences with respect to restricted stock, restricted stock units, performance shares and performance stock units, and other stock unit and stock-based awards depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, if the awards that are granted to the participant are subject to a “substantial risk of forfeiture” (e.g., the awards are conditioned upon the future performance of substantial services by the participant) and are nontransferable, a taxable event occurs when the risk of forfeiture ceases or the awards become transferable, whichever first occurs. At such time, the participant will recognize ordinary income to the extent of the excess of the fair market value of the awards on such date over the participant’s cost for such awards (if any), and the same amount is deductible by the Company, assuming that a deduction is allowed under Section 162(m) of the Code. Under certain circumstances, the participant, by making an election under Section 83(b) of the Code, can accelerate federal income tax recognition with respect to awards that are subject to a substantial risk of forfeiture and transferability restrictions, in which event the ordinary income amount and the Company’s deduction will be measured and timed as of the grant date of the awards. If the awards granted to the participant are not subject to a substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income with respect to the awards to the extent of the excess of the fair market value of the awards at the time of grant over the participant’s cost, if any, and the same amount is deductible by the Company, assuming that a deduction is allowed under Section 162(m) of the Code. If a stock or stock unit award is granted but no stock is actually issued to the participant at the time the award is granted, the participant will recognize ordinary income at the time the participant receives stock free of any substantial risk of forfeiture and the amount of such income will be equal to the fair market value of the stock at such time over the participant’s cost, if any, and the same amount is then deductible by the Company.

Withholding Obligations

The Company has the right to require the recipient to pay to the Company an amount necessary for the Company to satisfy its federal, state or local tax withholding obligations with respect to awards granted under the 2009 Plan. As permitted by applicable law, the Company may withhold from other amounts payable to a recipient an amount necessary to satisfy these obligations, and the Committee may permit a participant to satisfy the Company’s withholding obligation with respect to awards paid in common stock by having shares withheld, at the time the awards become taxable, provided that the number of shares of common stock withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

Section 409A of the Code

A grant may be subject to a 20% penalty tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

Section 162(m) of the Code

Pursuant to Section 162(m) of the Code, the annual compensation paid to an individual, who on the last day of the taxable year was the Chief Executive Officer or otherwise covered by this provision because his or her compensation was reported in the Summary Compensation Table, may not be deductible to the extent that it exceeds $1 million unless the compensation qualifies as “performance-based” under Section 162(m) of the Code. The 2009 Plan has been designed to permit the Committee to grant awards that qualify as “performance-based” for purposes of satisfying the conditions of Section 162(m) of the Code.

Other Information

A new plan benefits table for the 2009 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2009 Plan if the 2009 Plan had then been in effect are not provided because all awards made under the 2009 Plan will be made at the Committee’s discretion. Therefore, the benefits and amounts that will be received or allocated under the 2009 Plan are not determinable at this time.

The closing price of the common stock, as reported on NASDAQ on February 13, 2009, was $3.41 per share.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal will be required to approve the 2009 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE NOVELL, INC. 2009 OMNIBUS INCENTIVE PLAN.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has retained PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2009. Although stockholder ratification is not required by our Bylaws or under any other applicable legal requirement, the Audit Committee is asking the stockholders for ratification of the appointment of PricewaterhouseCoopers LLP as a matter of good corporate governance. If the stockholders do not ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP, the Audit Committee will take such determination into account in its future selection of an independent registered public accounting firm. PricewaterhouseCoopers LLP will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative also will have the opportunity to make a statement if he or she desires to do so.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal will be required for the ratification of the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Our executive compensation program is designed to:

•	ensure that executives’ interests are closely aligned with stockholders’ interests in the success of Novell;

•	reward executives on the achievement of short- and long-term business objectives based on individual, business unit and company performance; and

•	provide competitive compensation opportunities that will attract, retain and motivate superior executive personnel.

Our key short- and long-term business objectives are designed to ensure achievement of our business strategy. The executive compensation program is aligned with these key business objectives as described below.

Elements of Executive Compensation

In fiscal 2008, our executive officers were compensated through the following compensation elements, as described in greater detail in the table below:

•	base salary;

•	short-term incentives (bonus);

•	long-term incentives (equity);

•	perquisites;

•	savings and deferred compensation programs;

•	health and welfare benefits; and

•	severance and change in control benefits.

In addition, the Compensation Committee may grant discretionary awards to executive officers in recognition of exceptional contributions to the Company.

Compensation Element	Design	Strategic Purpose	Pay Level Philosophy
Base Salary	• Salary is based on market data and the executive’s scope of responsibility and experience	• Provides competitive salaries and allows the Company flexibility to hire and retain key talent	• Salary targets are based on the 50th percentile of market data • Individual salaries compared to market position may vary based on the need to attract and retain key talent

Compensation Element	Design	Strategic Purpose	Pay Level Philosophy
Short-Term Incentives (Bonus)	• Each executive’s bonus opportunity is first based on achieving corporate-level financial goals and then based on his or her achievement against assigned quantitative and qualitative objectives

•   Drives business results

•   Allows executives to share in Novell’s success

•   Provides a competitive total compensation package

•   Corresponds directly to corporate results, as approved by the Board, and aligns with individual, business unit, and corporate results (i.e., low results = low or no payout)

• Bonus targets are set above the 50% percentile of market data to support stretch goals and provide a competitive advantage for hiring key talent

Long-Term Incentives (Equity)	• Stock options and restricted stock units (“RSUs”) are the equity vehicles used • For the executives, at least 50% of all equity awarded is performance-based

•   Using a blend of stock options and RSUs allows the Company to:

¡   Align executive interests with stockholders to create Company and stockholder value

¡   Emphasize performance orientation because at least half of the awards are linked to performance goals

¡   Create a strong incentive by providing a wealth creation opportunity

¡   Provide a competitive total compensation package

¡   Encourage retention

•   Long-term incentive awards are based on the 50th percentile of market data to allow us to attract and retain the right talent

•   Consideration is given to internal equity, retention needs, and the ratio of equity awarded to employees to the total shares outstanding and the availability of shares

Perquisites	• Executive physical • Financial planning • Tax gross-ups on the other two perquisites	• Provides additional attraction and retention • Enables executives to enhance physical and financial health • Provides a competitive total compensation package	• Align with competitive practices

Savings and Deferred Compensation Programs	• Executives participate at the same rate as all eligible employees	• Part of a competitive package to attract and retain the right talent • Provides a savings opportunity	• Align with competitive practices

Health and Welfare Benefits	• Executives participate at the same contribution levels as all employees	• Provides employees and eligible family members with competitive health care coverage and protection against catastrophic illness or death	• Align with competitive practices

Severance and Change in Control Benefits	• Structure varies by executive level and type of termination	• Serves as a recruitment and retention vehicle • Provides economic transition due to no-fault termination	• Align with competitive practices

In setting executive compensation, the Compensation Committee considers how each of base salary, short-term incentives, and long-term incentives contributes to the total amount of compensation received by each executive. The Compensation Committee also considers the value of (i) the other compensation elements identified in the table above and (ii) the amounts that executive officers may receive under various termination scenarios ((i) and (ii) are, together, the “Supplemental Compensation”). While the Compensation Committee does not use Supplemental Compensation information to make individual base salary and short-term and long-term incentive compensation decisions, it does use the Supplemental Compensation information to confirm that an executive’s overall compensation package meets the desired objectives outlined above.

Determination of Fiscal 2008 Compensation for the Named Executive Officers

The Compensation Committee makes decisions regarding the compensation to be paid to Novell’s executive officers, other than the Chief Executive Officer (the “CEO”). The Compensation Committee also recommends to the non-employee members of Novell’s Board of Directors the form and amount of the CEO’s compensation, which is then reviewed and approved by the independent members of the Board of Directors. The process for establishing fiscal 2008 compensation for our executives is described in the following paragraphs.

Market Data

In September 2007, the Compensation Committee, together with its external compensation consultant, Hewitt, began its review of executive compensation for fiscal 2008. The role and responsibilities of Hewitt are described on page 11 of this proxy statement. In considering executive compensation for fiscal 2008, the Compensation Committee reviewed, among other things, an annual compensation survey prepared by Radford Surveys + Consulting (the “Radford Survey”), which provides advice, competitive survey data and other information related to trends and competitive practices in executive compensation. The data in the Radford Survey included base salary, short- and long-term incentive pay, total direct compensation, and severance benefits for executives of the following high technology companies that are comparable to Novell in operations, revenue level, industry segment and employment market conditions:

Activision	McAfee
Acxiom	Mentor Graphics
Adobe Systems	Metavante Technologies
Avid Technology	Sybase
BMC Software	Synopsys
Cadence Design Systems	Take Two Interactive Solutions
CheckFree	THQ
Citrix Systems	Verisign
Compuware	VMWare
Lawson Software

Determining Direct Compensation Elements

In December 2007, the Compensation Committee reviewed and approved the base salaries, the fiscal 2008 target bonus opportunities (expressed as a percentage of base salary), and long-term incentive awards for our executive officers, other than the CEO. They also recommended to the non-employee members of Novell’s Board of Directors the CEO’s base salary, fiscal 2008 target bonus percentage, and long-term incentive awards. In reviewing and approving these direct compensation elements for our executives, other than the CEO, the Compensation Committee considered:

•	the executive’s scope of responsibilities and experience;

•	market data of compensation paid to executives who have similar roles;

•	data relating to performance as compared to quantitative and qualitative objectives; and

•	the CEO’s recommendations for each executive.

The Board of Directors’ review and approval of the CEO’s direct compensation elements was based on the CEO’s self-assessment and the individual assessments of the CEO’s performance made by each of the non-employee directors. The difference in the CEO’s direct compensation elements relative to our other executive officers is primarily a result of the consideration of market data that reflect the greater role and responsibilities of the CEO.

Base Salary

In December 2007, no changes were made to the base salaries of the Named Executive Officers (i.e., those executive officers set forth in the Summary Compensation Table) other than the CEO. At that time, the independent members of the Board of Directors approved a 12.1% increase in the CEO’s base salary in recognition of our improved performance. The CEO has not received an increase in his base salary since that time, and none of the other Named Executive Officers has received an increase in their base salaries since November 2006 or earlier.

Short-Term Incentives (2008 Bonus Program)

In December 2007, the independent members of the Board of Directors, with respect to the CEO, and the Compensation Committee, with respect to our other Named Executive Officers, set the following fiscal 2008 target bonus percentages based primarily on the market data included in the Radford Survey:

•	125% of base salary for Messrs. Hovsepian and Francese;

•	100% of base salary for Messrs. Russell and Jaffe;

•	75% of base salary for Mr. Dragoon; and

•	65% of base salary for Mr. Friedman.

In April 2008, the Compensation Committee approved our fiscal 2008 Annual Bonus Program for Executives (the “2008 Bonus Program”). The Compensation Committee also approved the performance objectives, under the 2008 Bonus Program, for our executive officers other than the CEO. In April 2008, the independent members of the Board of Directors approved the CEO’s participation in the 2008 Bonus Program and the performance objectives for the CEO thereunder.

In December 2008, the Compensation Committee reviewed and approved bonuses pursuant to the 2008 Bonus Program for all of our Named Executive Officers, other than the CEO and Mr. Francese (who departed from the Company as of July 31, 2008). The Compensation Committee also recommended to the non-employee members of the Board the CEO’s bonus under the 2008 Bonus Program, which was approved by the independent members of the Board of Directors in December 2008.

Under the 2008 Bonus Program, fiscal 2008 bonuses for our current Named Executive Officers were determined pursuant to the following formula:

Step 1
	Bonus Funding Percentage	x	Weighted Quantitative Performance Objectives Achievement	x	Qualitative Performance Factor	=	Performance Factor

Step 2
	Performance Factor	x	Target Bonus Percentage	x	Base Salary Rate	=	Recommended Bonus Amount

The Bonus Funding Percentage.    The bonus funding percentage for fiscal 2008 was based on a formula comparing our actual fiscal 2008 non-GAAP, pre-bonus operating income to our target fiscal 2008 non-GAAP, pre-bonus operating income. In fiscal 2008, non-GAAP, pre-bonus operating income was defined as revenue other than revenue from legal settlements, less cost of sales and operating expenses other than the following: compensation-related expenses, including expenses relating to the stock-based compensation review; expenses associated with the Microsoft partnership; one-time or extraordinary items, including asset or goodwill impairments, expenses relating to legal settlements, the write-off of purchased in-process R&D, gains or losses resulting from sales of property or parts of the business, and expenses associated with a failed acquisition; restructuring expenses; and merger integration costs.

The bonus funding percentage could be as low as 0%, but could not exceed 150%. In fiscal 2008, our actual non-GAAP, pre-bonus operating income exceeded our target non-GAAP, pre-bonus operating income such that the bonus funding percentage under the 2008 Bonus Program equaled 115%. Additional information on the determination of the 2008 bonuses can be found on page 41 of this proxy statement under Non-Equity Incentive Plan Awards.

Weighted Quantitative Performance Objectives Achievement.    For purposes of determining the weighted quantitative performance objective element under the 2008 Bonus Program, our current Named Executive Officers had three quantitative performance objectives based on: (i) total product revenue, (ii) total product invoice, and (iii) either (a) non-GAAP, pre-bonus operating income or (b) direct contribution margin for all business units. These objectives were weighted for our current Named Executive Officers as noted in the table below. Based on each Named Executive Officer’s actual performance against established performance targets, the assigned weighted quantitative performance objective achievement percentage could range from 0% to 150%. With respect to each performance objective, no credit was given if the actual performance was less than 80% of the approved performance target.

In fiscal 2008, Messrs. Hovsepian, Russell, Jaffe, Friedman, and Dragoon had the following quantitative performance objectives with the noted weightings:

Named Executive Officer	Quantitative Performance Objective	Performance Target ($000s)	Actual Results		Weighting (%)	Weighted Quantitative Performance Objectives Achievement (%)
			($000s)	% of Target
Ronald W. Hovsepian	Non-GAAP, Pre-Bonus Operating Income	86,706	147,063	170	60	102
	Total Product Revenue	771,450	792,364	103	25	26
	Total Product Invoice	798,916	864,514	108	15	16

						144

Dana C. Russell	Non-GAAP, Pre-Bonus Operating Income	86,706	147,063	170	60	102
	Total Product Revenue	771,450	792,364	103	25	26
	Total Product Invoice	798,916	864,514	108	15	16

						144

Dr. Jeffery M. Jaffe	Direct Contribution Margin for All Business Units	589,278	623,914	106	40	42
	Total Product Revenue	771,450	792,364	103	30	31
	Total Product Invoice	798,916	864,514	108	30	32

						106

Alan J. Friedman	Non-GAAP, Pre-Bonus Operating Income	86,706	147,063	170	60	102
	Total Product Revenue	771,450	792,364	103	25	26
	Total Product Invoice	798,916	864,514	108	15	16

						144

John K. Dragoon	Non-GAAP, Pre-Bonus Operating Income	86,706	147,063	170	60	102
	Total Product Revenue	771,450	792,364	103	25	26
	Total Product Invoice	798,916	864,514	108	15	16

						144

Qualitative Performance Factor.    Each of our current Named Executive Officers was assigned qualitative performance objectives under the 2008 Bonus Program that were designed to be consistent with our key initiatives for fiscal 2008, namely: (i) improving sales model and sales staff specialization, (ii) integrating the product development approach, (iii) improving administrative and support functions, and (iv) transforming our services business to be more aligned with our business model. At the end of fiscal 2008, the Compensation Committee reviewed, after receiving an assessment from the CEO, each Named Executive Officer’s (other than the CEO’s and Mr. Francese’s) performance against the assigned qualitative performance objectives. Following that review, the Compensation Committee determined a qualitative performance objective factor for each Named Executive Officer, other than the CEO and Mr. Francese (who departed from the Company as of July 31, 2008). The non-employee members of the Board of Directors reviewed the CEO’s performance against his qualitative performance objectives, and the independent members of the Board of Directors determined the CEO’s qualitative performance factor. The qualitative performance factor for our Named Executive Officers could range from 0 to 1.50 in accordance with the following scale:

LP (Low Performance)	=	0
MP (Moderate Performance)	=	.50 - .75
P (Performing)	=	.75-1.00
P+ (Performing Plus)	=	1.00-1.25
HP (High Performance)	=	1.25-1.50

For fiscal 2008, our current Named Executive Officers received the following qualitative performance factors:

•

Mr. Hovsepian received a qualitative performance factor of P+ for continuing to lead Novell through another significant year of change, making excellent progress toward our key initiatives, and exceeding targets in many areas;

•

Mr. Russell received a qualitative performance factor of P+ for leading the finance organization and successfully completing goals such as improving administrative and support functions, and improving internal models in support of achieving our financial and operating targets;

•

Mr. Jaffe received a qualitative performance factor of P for integrating the product development approach and meeting research and development targets and milestones and further developing the technical and architectural vision behind our business strategy;

•

Mr. Friedman received a qualitative performance factor of P+ for his contributions in improving administrative and support functions, including organizational and integration consistency of programs and services; and

•	Mr. Dragoon received a qualitative performance factor of P+ in recognition of leading our marketing efforts including successfully defining and increasing brand awareness.

Fiscal 2008 Bonus Amounts.    As shown in the table below, each of our current Named Executive Officer’s recommended bonus amount was determined by multiplying the bonus funding percentage, weighted quantitative performance objective, and the qualitative performance factor to produce an overall performance factor. This performance factor was then multiplied by each current Named Executive Officer’s fiscal 2008 target bonus percentage and base salary rate to determine the recommended bonus amount. The Compensation Committee, with respect to our current Named Executive Officers other than the CEO, and the independent members of the Board of Directors, in the case of the CEO, had discretion to adjust the recommended bonus amount either upwards or downwards. No Named Executive Officer, however, could receive a bonus that exceeded two times his target bonus (with the target bonus being equal to the target bonus percentage multiplied by base salary rate).

Named Executive Officer	Bonus Funding Percentage (%)	X	Weighted Quantitative Performance Objectives Achievement (%)	X	Qualitative Performance Factor	=	Performance Factor	X	Target Bonus Percentage (%)	X	Base Salary Rate ($000s)	=	Recommended Bonus Amount ($000s)
Ronald W. Hovsepian	115		144		1.04		1.73		125		925		2,000
Dana C. Russell	115		144		1.21		2.00		100		400		800
Dr. Jeffery M. Jaffe	115		106		1.00		1.22		100		450		550
Alan J. Friedman	115		144		1.12		1.86		65		373		450
John K. Dragoon	115		144		1.18		1.96		75		340		500

The bonuses paid to our Named Executive Officers, which are included in the Summary Compensation Table on page 38 of this proxy statement, were the amounts recommended under the above formula.

Long-Term Incentives (Equity)

As disclosed in the Grants of Plan-Based Awards table on page 40 of this proxy statement, in December 2007, the Compensation Committee granted stock options and RSUs to our Named Executive Officers, other than the CEO, and the independent members of the Board of Directors awarded stock options and RSUs to the CEO. The stock options and RSUs had the following vesting terms:

Stock Options

•	50% are time-vesting options that vest over a four-year period.

•

50% are performance-based options that vest over a four-year period based on the Company’s achievement of annual revenue targets. Under certain circumstances (described in the footnotes to the Outstanding Equity Awards at Fiscal Year-End Table), an additional 25% of these options will vest with respect to any fiscal year in which the revenue target is exceeded by 10%. If the performance criteria are never met, stock option awards will not vest.

•	In no case can more than 100% of the original grant vest.

•

All stock options are nonqualified options and were granted at fair market value on the grant date (which is defined as the closing price of our common stock on the trading day prior to the grant date).

RSUs

•	50% are time-vesting RSUs that vest over a four-year period.

•

50% are performance-based RSUs that vest over a four-year period based on the Company’s achievement of annual operating income targets. Under certain circumstances (described in the footnotes to the Outstanding Equity Awards at Fiscal Year-End Table), an additional 25% of these RSUs will vest with respect to any fiscal year in which the operating income target is exceeded by 15%. If performance criteria are never met, RSUs will not vest.

•	In no case can more than 100% of the original grant vest.

In fiscal 2008, Novell met the revenue targets and exceeded the operating income targets by at least 15%. Accordingly, 25% of the performance-based stock options and 50% of the performance-based RSUs vested. These vesting percentages also apply to performance-based grants made in December 2007, December 2006, and December 2005.

On February 2, 2007, the Compensation Committee granted a special RSU award to our Named Executive Officers in order to further induce them to achieve the Company’s non-GAAP exit rate operating income margin targets for fiscal 2007 and fiscal 2008. These awards were disclosed in our 2008 proxy statement. The non-GAAP exit rate operating income margin is derived by annualizing the cost of sales and operating expense structure in place at year end compared to the actual revenues generated in that year. As described in our 2008 proxy statement, 40% of the award vested by achieving a specified non-GAAP exit rate operating income margin target for fiscal 2007. The remaining 60% of the awards vested in December 2008 by virtue of the Company achieving a non-GAAP exit rate operating income margin in fiscal 2008 of at least 12%.

Equity Grant Practices

Under our current Equity Award Grant Policy, the Compensation Committee approves all equity awards granted to our Named Executive Officers, other than the CEO, and to all other grantees at meetings of the Compensation Committee. Grants of equity awards to the CEO are made by the independent members of the Board of Directors acting as a group. The Compensation Committee retains discretion to grant awards by unanimous written consent when special circumstances warrant such action. No grants, however, have been made under this exception. No awards will be granted during the period commencing at the close of business two (2) weeks before the end of any fiscal quarter and ending as of the close of business two (2) trading days following the date of our public disclosure of our financial results for the relevant fiscal period.

Perquisites

In fiscal 2008, our Named Executive Officers received essentially the same benefits as our other employees plus the following additional benefits:

•

We paid for and asked each of our Named Executive Officers to undergo one annual physical exam. Our Named Executive Officers are in a position to significantly affect our success through their leadership and expertise and it is important that our Named Executive Officers maintain their overall health.

•	For our Named Executive Officers we paid for certain financial planning expenses that may include tax preparation and estate planning.

•	We grossed up our Named Executive Officers for taxes on the above-mentioned benefits to ensure that they were fully compensated for those matters as intended.

Savings and Deferred Compensation Programs

We provide all eligible employees, including our Named Executive Officers, with the opportunity to participate in the Novell, Inc. 401(k) Retirement and Savings Plan (“401(k) Plan”) and the Novell, Inc. Deferred Compensation Plan (“Deferred Compensation Plan”). The Deferred Compensation Plan allows eligible employees to make contributions in amounts that exceed limitations imposed by U.S. tax law on participant contributions to the 401(k) Plan. Named Executive Officers are also eligible to participate in the Novell, Inc. Stock-Based Deferred Compensation Plan (“SBDC Plan”). The purpose of the SBDC Plan is to provide a mechanism for senior executives to meet the stock ownership requirements through the deferral of compensation that is invested in our stock. Deferrals under the SBDC Plan are also matched to encourage participation. Additional information on the SBDC Plan and the Deferred Compensation Plan can be found in the narrative following the Nonqualified Deferred Compensation Table on page 46 of this proxy statement. We do not maintain any executive pension, supplemental or other retirement plans.

Severance and Change in Control Benefits

Our Named Executive Officers are eligible for severance benefits under severance agreements with the Company. These benefits were structured based on prevailing market practices at the time of their execution and have been periodically reviewed by the Compensation Committee to ensure that they continue to reflect common market practice. These agreements provide for severance benefits for terminations prior to and in connection with a change in control. Under certain of the severance agreements and equity compensation plans, unvested equity holdings will vest upon a change in control without termination of employment. Other severance agreements, however, provide that, notwithstanding any provision to the contrary in the equity compensation plans, a Named Executive Officer must be involuntarily terminated or other conditions must be satisfied before unvested equity holdings will become vested. These agreements ensure that the Named Executive Officers are treated fairly in a situation where Novell equity may not continue to be publicly traded. Overall, the change-in-control provisions are designed to ensure that our Named Executive Officers evaluate potential acquisition situations impartially without concern for how they may be personally affected. The severance agreements are discussed in greater detail under “Severance Agreements” on page 46 of this proxy statement.

In fiscal 2008, we entered into a separation agreement with Mr. Francese in connection with his departure from the Company as of July 31, 2008. Under the separation agreement, which superseded his severance agreement, Mr. Francese (i) released Novell and its affiliates from all potential claims arising out of his employment relationship with Novell and the termination of that employment relationship and (ii) agreed to non-competition, non-disclosure and non-solicitation covenants for a period of eighteen (18) months commencing on August 1, 2008. In consideration of his execution of the separation agreement, which contains more restrictions than his severance agreement (a) Mr. Francese received a lump-sum cash payment of $1,901,298 (less applicable tax withholdings), which included a pro-rated bonus calculated pursuant to his severance agreement, (b) 68,310 stock options, 16,667 shares of restricted stock and 10,271 restricted stock units held by Mr. Francese immediately vested, and (c) Mr. Francese is entitled to twelve (12) months of continued medical and dental coverage, paid for and provided on an after-tax basis.

Stock Ownership Requirements

We require our Named Executive Officers to comply with certain stock ownership requirements that are explained under “Stock Ownership Requirements” on page 13 of this proxy statement. These guidelines complement our long-term incentive strategy by furthering alignment with stockholders.

Qualifying Compensation

The Compensation Committee considers the potential impact of Section 162(m) of the Code in determining compensation amounts and awards. Section 162(m) disallows a tax deduction for any amount of compensation paid to a Named Executive Officer that exceeds $1,000,000 except to the extent that the amount is “performance based” within the meaning of Section 162(m). The Compensation Committee’s goal is to preserve the deductibility of compensation to the extent possible, and the Novell, Inc. 2009 Omnibus Incentive Plan being proposed for stockholder approval is designed to improve our ability to ensure that compensation is fully deductible. The Compensation Committee, however, believes that its primary objective is to drive and reward the performance that is viewed to be in the best long-term interests of the Company and stockholders. The Committee has determined that, based on the Company’s current and anticipated tax situation, a disallowance of compensation deductions will not have any material cash flow impact on the Company. The Company and the Compensation Committee will continue to review the impact of Section 162(m) going forward and will make design changes as deemed warranted.

Compensation Committee Report

The Compensation Committee of the Board of Directors of Novell, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Dr. John W. Poduska, Sr., Chairperson

Claudine B. Malone

Thomas G. Plaskett

Kathy Brittain White

Summary Compensation Table

The table below shows, for fiscal 2008 and fiscal 2007, compensation paid to our Named Executive Officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(1)(5)	All Other Compensation ($)(6)	Total ($)
Ronald W. Hovsepian	2008	912,214	—	3,156,973	1,382,192	2,000,000	137,014	7,588,393
President and Chief Executive Officer	2007	825,032	—	1,350,779	946,169	2,250,000	41,923	5,413,903

Dana C. Russell	2008	400,015	—	583,951	215,028	800,000	57,863	2,056,857
Senior Vice President and Chief Financial Officer	2007	400,015	—	253,362	146,087	800,000	24,960	1,624,424

Dr. Jeffrey M. Jaffe	2008	450,018	—	778,753	428,580	550,000	57,713	2,265,064
Executive Vice President and Chief Technology Officer	2007	450,018	600,000	574,156	185,706	500,000	51,900	2,361,780

Alan J. Friedman Senior Vice President, People	2008	373,014	—	443,197	360,757	450,000	47,643	1,674,611

John K. Dragoon Senior Vice President and Chief Marketing Officer	2008	340,013	—	469,490	217,912	500,000	35,450	1,562,865

Thomas M. Francese	2008	431,760	—	67,625	167,236	—	1,929,182	2,595,803
Former Executive Vice President, Worldwide Sales(7)	2007	501,942	—	473,507	171,782	700,000	282,401	2,129,632

(1)	Includes any amount deferred at the election of the Named Executive Officer pursuant to our 401(k) Plan, Deferred Compensation Plan, or SBDC Plan.

(2)	The special one-time retention bonus paid to Dr. Jaffe is described below under the heading Employment Arrangements.

(3)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with Statement of Financial Accounting Standards 123, as revised (“SFAS 123(R)”). For a discussion of assumptions made in the valuation of stock awards, please refer to Note U to the financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended October 31, 2008.

(4)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123(R). For a discussion of assumptions made in the valuation of option awards, please refer to Note U to the financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended October 31, 2008.

(5)	Represents cash incentives for services rendered in fiscal 2008 and fiscal 2007, although paid after the end of the fiscal year, pursuant to the applicable annual bonus program.

(6)	Reflects the following elements of compensation for fiscal 2008:

	401(k) Matching Contribution ($)	Deferred Compensation Plan Matching Contribution ($)	SBDC Plan Matching Contribution ($)	Financial Planning Services ($)	Executive Physical ($)	Financial Planning Services and Executive Physical Gross-ups ($)	Other Payments ($)	Total ($)
Ronald W. Hovsepian	9,200	112,244	—	6,263	4,721	4,586	—	137,014
Dana C. Russell	9,200	40,001	—	5,026	51	3,585	—	57,863
Dr. Jeffrey M. Jaffe	9,200	25,001	—	20,000	2,325	1,187	—	57,713
Alan J. Friedman	—	32,921	—	5,656	—	1,956	7,110(a)	47,643
John K. Dragoon	9,200	20,000	6,250	—	—	—	—	35,450
Thomas M. Francese	9,200	—	—	11,683	2,214	4,787	1,901,298(b)	1,929,182

(a)	Reflects the dollar value of certain life insurance benefits. Mr. Friedman has collaterally assigned his insurance policy to us to secure the repayment to us of up to the entire amount of the premiums paid by us pursuant to the policy. Mr. Friedman’s split-dollar insurance arrangement was entered into prior to the enactment of the Sarbanes-Oxley Act of 2002, and no new arrangements have been entered into since the adoption of that Act.

(b)	Reflects the payment Mr. Francese received under his separation agreement, which is described under “Severance and Change in Control Benefits” on page 36 of this proxy statement.

(7)	Mr. Francese departed from the Company as of July 31, 2008

Employment Arrangements

We entered into offer letters with Messrs. Hovsepian, Jaffe, and Francese when we hired them. These offer letters identified initial salary rates, which now may be outdated, standard employee benefits, and certain special equity and/or non-equity compensation described below.

Pursuant to his offer letter dated May 27, 2003, Mr. Hovsepian received a nonqualified stock option to purchase 500,000 shares of Novell common stock, which has already vested, and 100,000 shares of non-restricted stock, which also have already vested.

Pursuant to his offer letter dated November 7, 2005, Dr. Jaffe received 100,000 shares of restricted common stock for $0.10 per share, which had a three-year time-vesting term, and a nonqualified stock option to purchase 100,000 shares of our common stock, which vests over four years as long as Dr. Jaffe is employed by us on the applicable vesting date. Pursuant to his offer letter, Dr. Jaffe also received (i) a nonqualified stock option to purchase 200,000 shares of Novell common stock, which vests over four years based on the Company’s achievement of certain corporate performance goals, (ii) a lump sum after-tax cash payment equal to $75,000 to compensate him for relocating to Massachusetts, and (iii) a lump sum cash payment equal to $600,000 upon completion of his first year of employment. Dr. Jaffe also receives $20,000 per year to reimburse him for a portion of the costs of his personal annual financial planning.

Pursuant to his offer letter dated August 31, 2005 and a related letter of understanding with us dated August 1, 2006, Mr. Francese received 100,000 shares of restricted common stock for $0.10 per share, half of which had a three-year vesting term and half of which had market criteria performance-based vesting terms. Mr. Francese also received, pursuant to his offer letter, (i) a nonqualified stock option to purchase 100,000 shares of our common stock, which was designed to vest over four years as long as Mr. Francese was employed by us on the applicable vesting date and (ii) a nonqualified stock option to purchase 100,000 shares of our common stock, which had market criteria performance-based vesting terms.

In fiscal 2008, we entered into a separation agreement with Mr. Francese the terms of which are described under “Severance and Change in Control Benefits” on page 36 of this proxy statement.

In addition, we have entered into severance agreements with our current Named Executive Officers, which are described under “Severance Agreements” on page 46 of this proxy statement.

Grants of Plan-Based Awards

This table shows grants made to the Named Executive Officers in fiscal 2008.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)(5)	Closing Market Price on Date of Grant ($/sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Thresh- old ($)(1)	Target ($000s)(2)	Maxi- Mum ($000s)(2)	Thresh- old (#)(3)	Target (#)(4)	Maxi- mum (#)
Ronald W. Hovsepian			1,156.3	2,312.5
	12/18/2007					452,786(7)	452,786(7)			6.71	6.71	1,036,880
	12/18/2007								362,229	6.71	6.71	829,504
	12/18/2007					163,003(8)	163,003(8)					1,093,750
	12/18/2007							130,402				874,997
Dana C. Russell			400	800
	12/18/2007					90,557(7)	90,557(7)			6.71	6.71	207,376
	12/18/2007								72,446	6.71	6.71	165,901
	12/18/2007					32,601(8)	32,601(8)					218,753
	12/18/2007							26,080				174,997
	1/10/2008								13,000(9)	10.68	(9)	(9)
Dr. Jeffrey M. Jaffe			450	900
	12/18/2007					103,494(7)	103,494(7)			6.71	6.71	237,001
	12/18/2007								82,795	6.71	6.71	189,601
	12/18/2007					37,258(8)	37,258(8)					250,001
	12/18/2007							29,806				199,998
Alan J. Friedman			242.5	484.9
	12/18/2007					60,803(7)	60,803(7)			6.71	6.71	139,239
	12/18/2007								48,642	6.71	6.71	111,390
	12/18/2007					21,889(8)	21,889(8)					146,875
	12/18/2007							17,511				117,499
John K. Dragoon			255	510
	12/18/2007					58,215(7)	58,215(7)			6.71	6.71	133,312
	12/18/2007								46,572	6.71	6.71	106,650
	12/18/2007					20,958(8)	20,958(8)					140,628
	12/18/2007							16,766				112,500
Thomas M. Francese			625	1,250
	12/18/2007					77,620	77,620			6.71	6.71	177,750
	12/18/2007								62,096(10)	6.71	6.71	142,200
	12/18/2007					27,943	27,943					187,498
	12/18/2007							22,355(11)				150,002

(1)	As described below under Non-Equity Incentive Plan Awards, if a certain level of fiscal 2008 non-GAAP, pre-bonus operating income had not been achieved, the 2008 Bonus Program would not have been funded and bonuses would not have been paid to the Named Executive Officers.

(2)	In fiscal 2008, each Named Executive Officer had a target non-equity incentive plan award equal to his base salary rate multiplied by his target bonus percentage. No Named Executive Officer could receive a non-equity incentive plan award greater than two times that amount.

(3)	There are no thresholds (or equivalent items).

(4)	Reflects performance-based stock options and RSUs that vest upon the Company’s achievement of certain revenue and operating income targets.

(5)	All stock options are granted at fair market value on the date of grant (which is defined in the relevant equity compensation plans as the closing price of Novell common stock on the trading day prior to the grant date).

(6)	Represents the grant date fair value of each equity award computed in accordance with SFAS 123(R). For a discussion of assumptions made in the valuation of equity awards, please refer to Note U to the financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended October 31, 2008.

(7)	25% of these options vested on December 23, 2008 because the revenue target for fiscal 2008 was met.

(8)	50% of these RSUs vested on December 23, 2008 because the operating income target for fiscal 2008 was exceeded by at least 15%.

(9)	On January 7, 2004, Mr. Russell was granted a stock option to purchase 13,000 shares of common stock at an exercise price of $10.68 per share. In order to avoid adverse tax consequences under Section 409A of the Code, the original grant was cancelled and a replacement option was granted on January 10, 2008. The replacement option has all the same terms as the original option. The original option was fully expensed and there was no modification expense associated with the replacement option.

(10)	24,579 of these options vested on July 31, 2008 in accordance with the terms of Mr. Francese’s separation agreement.

(11)	25% of these RSUs vested on July 31, 2008 in accordance with the terms of Mr. Francese’s separation agreement.

Non-Equity Incentive Plan Awards

In fiscal 2008, we had a planned bonus pool of $30 million (covering all bonus-eligible employees), which represented approximately 80% of the aggregate amount of fiscal 2008 target bonuses for all bonus-eligible employees. The $30 million planned bonus pool was tied to a fiscal 2008 non-GAAP, pre-bonus operating income target of $86.7 million (the “Operating Income Target”) such that the size of the bonus pool would (a) increase by $0.25 for each dollar by which our actual non-GAAP, pre-bonus operating income exceeded the Operating Income Target or (b) decrease by $1.00 for each dollar by which our actual non-GAAP, pre-bonus operating income fell short of the Operating Income Target.

In addition, under the 2008 Bonus Program, the bonus funding percentage for our executives, including our Named Executive Officers, was also based on how our actual non-GAAP, pre-bonus operating income in fiscal 2008 compared to the Operating Income Target. By way of example:

•	if our actual non-GAAP, pre-bonus operating income equaled the Operating Income Target, the bonus funding percentage would be 80%;
•	if our actual non-GAAP, pre-bonus operating income was 85% of the Operating Income Target, the bonus funding percentage would be approximately 45%;
•	if our actual non-GAAP, pre-bonus operating income was 135% of the Operating Income Target, the bonus funding percentage would be approximately 100%; and
•	if our actual non-GAAP, pre-bonus operating income was 188% of the Operating Income Target, the bonus funding percentage would be approximately 131%.

Pursuant to the 2008 Bonus Program, the bonus funding percentage could not exceed 150%, but it could go as low as 0%.

In fiscal 2008, our actual non-GAAP, pre-bonus operating income was $141.3 million, which was 163% of the Operating Income Target. Therefore, the planned bonus pool of $30 million was increased by $13.7 million ($0.25 for each dollar by which our actual non-GAAP, pre-bonus operating income exceeded the Operating Income Target) to achieve an actual bonus pool of $43.7 million. In addition, under our 2008 Bonus Program, achieving actual non-GAAP, pre-bonus operating income that was 163% of the Operating Income Target resulted in a bonus funding percentage of 115% for our Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock options, restricted stock awards and RSUs by our Named Executive Officers as of October 31, 2008. This table includes unexercised and unvested stock options, unvested restricted stock awards and RSUs, as well as stock options, restricted stock and RSUs with performance conditions that, as of October 31, 2008, had not yet been satisfied. The market value of the shares set forth under “Stock Awards” was determined by multiplying the number of unvested or unearned shares by the fair market value of our common stock on October 31, 2008, the last trading day of fiscal 2008.

Name	Grant Date	Option Awards						Stock Awards(1)
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ronald W. Hovsepian	6/2/2003	500,000				3.34	6/2/2011
	12/15/2003	75,000				9.42	12/15/2011
	12/15/2003			31,000	(3)	9.42	12/15/2011
	12/15/2003			31,000	(4)	9.42	12/15/2011
	12/13/2004	131,770	5,730			6.35	12/13/2012
	12/13/2004	68,750				6.35	12/13/2012
	12/13/2004	68,750				6.35	12/13/2012
	10/31/2005	112,500	37,500			7.57	10/31/2013
	10/31/2005			150,000	(5)	7.57	10/31/2013
	10/31/2005							37,500	(6)	174,750
	10/31/2005										75,000	(7)	349,500
	12/12/2005	83,938	34,564			8.71	12/12/2013
	12/12/2005			118,503	(8)	8.71	12/12/2013
	12/12/2005							14,813	(9)	69,029
	12/12/2005										14,813	(10)	69,029
	12/20/2006	142,719	168,669			6.12	12/20/2014
	12/20/2006			311,388	(8)	6.12	12/20/2014
	12/20/2006							58,386	(11)	272,079
	12/20/2006										38,924	(10)	181,386
	2/2/2007										141,518	(12)	659,474
	12/18/2007		362,229			6.71	12/18/2015
	12/18/2007			452,786	(8)	6.71	12/18/2015
	12/18/2007							130,402	(13)	607,673
	12/18/2007										163,003	(10)	759,594
Dana C. Russell	8/17/2001	10,000				4.68	8/17/2011
	8/17/2001	11,000				4.68	8/17/2011
	8/17/2001	25,000				4.68	8/17/2011
	8/17/2001	13,000				4.68	8/17/2011
	8/17/2001	13,000				4.68	8/17/2011
	9/10/2001	26,000				3.92	9/10/2011
	9/10/2001	6,000				3.94	9/10/2011
	3/30/2005	35,833	4,167			5.55	3/30/2013
	3/10/2006							5,699	(14)	26,557
	12/12/2006	21,059	24,890			6.08	12/12/2014
	12/12/2006			45,950	(8)	6.08	12/12/2014
	12/12/2006							8,616	(11)	40,151
	12/12/2006										5,744	(10)	26,767
	2/2/2007										42,848	(12)	199,672
	4/10/2007	10,145	16,910			7.45	4/10/2015
	4/10/2007			27,056	(8)	7.45	4/10/2015
	4/10/2007							4,228	(15)	19702
	4/10/2007										3,382	(10)	15,760
	12/18/2007		72,446			6.71	12/18/2015
	12/18/2007			90,557	(8)	6.71	12/18/2015
	12/18/2007							26,080	(13)	121,533
	12/18/2007										32,601	(10)	151,921
	1/10/2008	13,000				10.68	01/07/2012

Name	Grant Date	Option Awards						Stock Awards(1)
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dr. Jeffrey M. Jaffe	11/28/2005	72,916	27,084			7.93	11/28/2013
	11/28/2005	50,000		50,000	(16)	7.93	11/28/2013
	11/28/2005			100,000	(5)	7.93	11/28/2013
	11/28/2005							33,334	(17)	155,336
	12/12/2005	11,093	4,569			8.71	12/12/2013
	12/12/2005			15,663	(8)	8.71	12/12/2013
	12/12/2005							1,958	(9)	9,124
	12/12/2005										1,958	(10)	9,124
	12/12/2006	27,281	32,833			6.08	12/12/2014
	12/12/2006			60,615	(8)	6.08	12/12/2014
	12/12/2006							11,365	(11)	52,961
	12/12/2006										7,578	(10)	35,313
	2/2/2007										34,676	(12)	161,590
	12/18/2007		82,795			6.71	12/18/2015
	12/18/2007			103,494	(8)	6.71	12/18/2015
	12/18/2007							29,806	(13)	138,896
	12/18/2007										37,258	(10)	173,622
Alan J. Friedman	7/12/2001	200,000				5.02	7/12/2011
	11/12/2001	100,000				3.93	11/12/2011
	12/16/2002	123,000				3.06	12/16/2010
	12/15/2003	69,500				9.42	12/15/2011
	12/15/2003			23,500	(3)	9.42	12/15/2011
	12/15/2003			23,500	(4)	9.42	12/15/2011
	12/13/2004	86,438	3,759			6.35	12/13/2012
	12/13/2004	45,098				6.35	12/13/2012
	12/13/2004	45,098				6.35	12/13/2012
	12/12/2005	28,430	11,707			8.71	12/12/2013
	12/12/2005			40,138	(8)	8.71	12/12/2013
	12/12/2005							5,018	(9)	23,284
	12/12/2005										5,018	(10)	23,384
	12/12/2006	27,944	33,026			6.08	12/12/2014
	12/12/2006			60,970	(8)	6.08	12/12/2014
	12/12/2006							11,432	(11)	53,273
	12/12/2006										7,622	(10)	35,519
	2/2/2007										29,237	(12)	136,244
	12/18/2007		48,642			6.71	12/18/2015
	12/18/2007			60,803	(8)	6.71	12/18/2015
	12/18/2007							17,511	(13)	81,601
	12/18/2007										21,889	(10)	102,003
John K. Dragoon	10/13/2003	50,000				6.02
	03/30/2005	53,750	6,250			5.55
	12/12/2005	42,500	17,500			8.71
	3/10/2006							17,095	(14)	79,663
	12/12/2006	23,422	27,682			6.08	12/12/2014
	12/12/2006			51,105	(8)	6.08	12/12/2014
	12/12/2006							9,582	(11)	44,652
	12/12/2006										6,388	(10)	29,768
	02/02/2007										29,257	(12)	136,338
	12/18/2007		46,572			6.71	12/18/2015
	12/18/2007			58,215	(8)	6.71	12/18/2015
	12/18/2007							16,766	(13)	78,130
	12/18/2007										20,958	(10)	97,664
Thomas M. Francese	10/3/2005	93,750				7.45	01/31/2009
	10/3/2005	50,000				7.45	01/31/2009
	12/12/2006	48,388				6.08	01/31/2009
	12/18/2007	24,579				6.71	01/31/2009

(1)

Unless otherwise noted, 25% of the restricted stock or RSUs will vest each fiscal year based on the Company’s achievement of certain operating income targets. In any fiscal year in which the operating income target is exceeded by at least 15%, the following will occur: (a) an additional 25% of the restricted stock or RSUs will vest if the operating income target for the prior fiscal year was not met (“look back vesting”); or (b) if look back vesting is not applicable, an additional 25% of the restricted stock or RSUs will vest (“look forward vesting”). The applicable vesting date for any fiscal year is the date on which we file our Annual Report on Form 10-K. In no case can more than 100% of the original grant vest. If targets are not met, the restricted stock will be repurchased at its original buy price of $0.10 and the RSUs will expire.

(2)	Unless otherwise indicated, the options vest at a rate of 25% on the first annual anniversary of the grant date and thereafter vest 2.083% on each monthly anniversary of the grant date, subject to the Named Executive Officer’s continued employment with Novell.

(3)	Options will vest when the closing price of our common stock trades at $10.83 or higher for 30 consecutive trading days. If this criterion is not met, 100% of the options will vest on December 15, 2009, subject to the Named Executive Officer’s continued employment with Novell.

(4)	Options will vest when the closing price of our common stock trades at $11.91 for 30 consecutive trading days. If this criterion is not met, 100% of the options will vest on December 15, 2009, subject to the Named Executive Officer’s continued employment with Novell.

(5)	25% of the option will vest if we achieve at least 105% of certain revenue targets. Look back vesting and look forward vesting, as described in footnote (1) above, will apply if revenue targets are exceeded by at least 10%. The applicable vesting date for any fiscal year will be the date on which we file our Annual Report on Form 10-K. In no case can more than 100% of the original grant vest. If targets are not met, the options will expire.

(6)	Restricted stock will vest on October 31, 2009, subject to the Named Executive Officer’s continued employment with Novell.

(7)	Restricted stock vested on December 23, 2008. Look forward vesting, as described in footnote (1) above, applied since the Company’s operating income targets were exceeded by at least 15%.

(8)	25% of the option will vest in each fiscal year if we achieve certain revenue targets. Look back vesting and look forward vesting, as described in footnote (1) above, will apply if revenue targets are exceeded by at least 10%. The applicable vesting date for any fiscal year will be the date on which we file our Annual Report on Form 10-K. In no case can more than 100% of the original grant vest. If targets are not met, the options will expire. Based on our achievement of revenue targets for fiscal 2008, 25% of the option vested on December 23, 2008.

(9)	Restricted stock will vest equally on each of the next two annual anniversaries of the grant date, subject to the Named Executive Officer’s continued employment with Novell.

(10)	Restricted stock vested on December 23, 2008. Look forward vesting, as described in footnote (1) above, applied since our operating income targets were exceeded by at least 15%.

(11)	RSUs will vest equally on each of the next three annual anniversaries of the grant date, subject to the Named Executive Officer’s continued employment with Novell.

(12)	RSUs vested on December 23, 2008 based on our achievement of an exit rate operating income margin for fiscal 2008 of at least 12%.

(13)	RSUs will vest equally on each of the next four annual anniversaries of the grant date, subject to the Named Executive Officer’s continued employment with Novell.

(14)	RSUs will vest on March 10, 2009, subject to the Named Executive Officer’s continued employment with Novell.

(15)	25% of the RSUs vested on the first annual anniversary of the grant date and thereafter vest 2.083% on each monthly anniversary of the grant date, subject to the Named Executive Officer’s continued employment with Novell.

(16)	25% of the option will vest if we achieve at least 110% of certain operating income targets. Look back vesting and look forward vesting, as described in footnote (1) above, will apply if operating income targets are exceeded by at least 15%. The applicable vesting date for any fiscal year will be the date on which we file our Annual Report on Form 10-K. In no case can more than 100% of the original grant vest. If targets are not met, the options will expire. Based on our achievement of operating income targets for fiscal 2008, 50% of the option vested on December 23, 2008.

(17)	RSUs or restricted stock vested on November 28, 2008.

Option Exercises and Stock Vested

The following table sets forth the number of shares acquired and the value realized by each of the Named Executive Officers upon vesting of restricted stock awards and RSUs during fiscal 2008.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Ronald W. Hovsepian	—	—	152,729	1,047,302
Dana C. Russell	—	—	48,797	329,407
Dr. Jeffrey M. Jaffe	—	—	34,481	237,377
Alan J. Friedman	—	—	30,922	212,929
John K. Dragoon	—	—	46,182	306,061
Thomas M. Francese	—	—	52,907	351,549

(1)	134,383 shares of common stock, representing a value of $913,868, were withheld to satisfy tax withholding requirements.

(2)	Value realized on vesting is based on the fair market value (closing price of the common stock on the trading day prior to the grant date) of our common stock on the vesting date and does not necessarily reflect the proceeds actually received by the Named Executive Officer.

Nonqualified Deferred Compensation

Name	Executive Contribution in Last Fiscal Year ($)	Registrant Contribution in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Ronald W. Hovsepian
Deferred Compensation Plan	117,366	112,244	(193,665)	337,756
SBDC Plan			(31,301)	50,297

Dana C. Russell
Deferred Compensation Plan	48,001	40,001	(100,618)	148,133

Dr. Jeffrey M. Jaffe
Deferred Compensation Plan	33,001	25,001	(54,040)	83,065

Alan J. Friedman
Deferred Compensation Plan	32,921	32,921	(91,105)	206,390

John K. Dragoon
Deferred Compensation Plan	57,000	20,000	(64,862)	93,199
SBDC Plan	25,000	6,250	(15,755)	34,791

Thomas M. Francese
Deferred Compensation Plan	—	—	—	—
SBDC Plan	—	—	—	—

(1)	Company contributions to the Deferred Compensation Plan and the SBDC Plan are reported in the “All Other Compensation” column of the Summary Compensation Table on page 38 of this proxy statement.

(2)	The following Company contributions to the Deferred Compensation Plan for the following Named Executive Officers were reported in the Summary Compensation Table for fiscal 2007: Mr. Hovsepian: $18,687; Mr. Russell: $12,961; Mr. Jaffe: $19,124. The following Company contribution to the SBDC Plan was reported in the Summary Compensation Table for fiscal 2007: Mr. Hovsepian: $688. The following amounts were reported as executive contributions in the Nonqualified Deferred Compensation Table for fiscal 2007: Mr. Hovsepian: $27,419; Mr. Russell: $20,961; Mr. Jaffe: $25,021.

The Deferred Compensation Plan allows eligible employees to make contributions in amounts that exceed the limitation in the 401(k) Plan. We make a matching contribution equal to 100% of the first 4% of each participant’s eligible compensation deferred under the Deferred Compensation Plan, which is reduced by any matching contribution allocated to a participant’s matching contribution account under the 401(k) Plan in a plan year. Earnings on contributions are calculated in the same manner that earnings are calculated under our 401(k) Plan. The SBDC Plan provides a mechanism for senior executives to meet stock ownership requirements. Under the SBDC Plan, we may make a matching contribution, which cannot exceed 25% of the total amount of compensation deferred under the SBDC Plan in a plan year. Under the Deferred Compensation Plan and the SBDC Plan, participants are permitted to defer up to 75% of base salary and 75% of bonuses earned in a calendar year.

Severance Agreements

Each of Messrs. Hovsepian, Russell, Jaffe, Friedman and Dragoon is, and Mr. Francese was, a party to a severance agreement with us. Under their severance agreements, Messrs. Hovsepian, Russell, Jaffe, Friedman and Dragoon are entitled to receive certain benefits in connection with a change in control, which are outlined below and under “Acceleration of Equity Awards in Connection with a Change in Control” on page 49 of this proxy statement. In fiscal 2008, we entered into a separation agreement with Mr. Francese in connection with his departure from the Company, which is discussed under “Severance and Change in Control Benefits” on page 36 of this proxy statement.

Generally, a change in control occurs under the severance agreements: (i) upon the acquisition by an individual, entity or group of 25% or more of the combined voting power of our then outstanding common stock; (ii) if a majority of the Board of Directors is replaced without the approval of at least two-thirds of the incumbent directors; (iii) upon the consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company or other transaction of the Company; or (iv) if our stockholders approve a complete liquidation or dissolution of the Company.

Under the terms of the severance agreements, “involuntary termination prior to a change in control” means termination of employment unrelated to a change in control for any reason other than cause, the Named Executive Officer’s death or disability, or constructive termination prior to a change in control. Generally, in this context, “cause” means a determination by management, with the advice of counsel, that the Named Executive Officer has committed any of the following acts: (i) deliberate violations of the Named Executive Officer’s obligations; (ii) willful misconduct that is injurious to the Company or any subsidiary; (iii) a felony, an act of fraud against or the misappropriation of property belonging to the Company or any subsidiary; (iv) a material breach of terms of any confidentiality or proprietary information agreement between the Named Executive Officer and the Company; or (v) a material violation of COBE. Generally, “constructive termination prior to a change in control” means: (a) a substantial reduction in the Named Executive Officer’s duties, authority or responsibilities; (b) a greater than 20% reduction of the Named Executive Officer’s base pay; or (c) the failure of the Company to obtain an assumption of the severance agreement by any successors.

Under the terms of the severance agreements, “involuntary termination associated with a change in control” means termination of the Named Executive Officer’s employment related to a change in control by the Company for any reason other than cause, the Named Executive Officer’s death or disability, or on account of a constructive termination associated with a change in control. Generally, in this context “cause” means a determination that: (i) the Named Executive Officer has been convicted of a criminal violation involving fraud, embezzlement or theft in connection with his or her duties or in the course of his or her employment with the Company or any subsidiary; or (ii) the Named Executive Officer has committed intentional wrongful disclosure of secret processes or confidential information of the Company or any subsidiary and any such act has been demonstrably and materially harmful to the Company. Generally, “constructive termination associated with a change in control” means the termination by the Named Executive Officer of his or her employment with the Company as a result of one of the following events: (a) the Named Executive Officer’s failure to be retained in office; (b) an adverse change in the Named Executive Officer’s powers, compensation and/or benefits; (c) an adverse change in the nature and/or scope of the Named Executive Officer’s business responsibilities; (d) a liquidation or reorganization of the Company; (e) a significant change in the Named Executive Officer’s principal location of work; or (f) any material breach by the Company of the severance agreement.

The severance agreements also contain release, confidentiality, non-competition and non-solicitation provisions.

Summary of Benefits

In the event of an involuntary termination prior to a change in control, Messrs. Hovsepian, Russell, Jaffe, Friedman, and Dragoon will receive the following benefits:

Salary	Bonus	Health & Dental Coverage	Options & Restricted Stock	Outplacement Services
150% base salary (12 mos.)	Prorated	12 months	1 year service credit; 6 month exercise period	Up to 20% of base salary

In the event of an involuntary termination associated with a change in control, Messrs. Hovsepian, Jaffe and Friedman will receive the following benefits:

Salary	Bonus	Health & Dental Coverage	Options & Restricted Stock	401(k) Match	Outplacement Services	Tax Gross-Up	Legal Fees
200% base salary + 200% incentive pay	Prorated	24 months	Full vesting upon a change in control (described below); 24-month exercise period	Lump sum equal to 24 month match	Lump sum equal to 20% of base salary	Gross-up for golden parachute taxes	Novell pays legal fees related to interpretation, enforcement, or defense of rights under the agreement
In the event of an involuntary termination associated with a change in control, Messrs. Russell and Dragoon will receive the following benefits:
Salary	Bonus	Health & Dental Coverage	Options & Restricted Stock	401(k) Match	Outplacement Services	Tax Gross-Up	Legal Fees
200% base salary + 200% incentive pay	Prorated	24 months	Full vesting, if terminated relating to a change in control (described below) or successor does not provide comparable equity; 24-month exercise period	Lump sum equal to 24 month match	Lump sum equal to 20% of base salary	Gross-up for golden parachute taxes	Novell pays legal fees related to interpretation, enforcement, or defense of rights under the agreement

Estimated Potential Payments Upon Involuntary Termination Prior to a Change in Control (As of October 31, 2008)

Name	Lump Sum Cash Payment ($)(1)	Health and Dental Coverage ($)	Stock Option Vesting ($)	Restricted Stock Vesting ($)	Restricted Stock Units Vesting ($)	Total ($)(2)
Ronald W. Hovsepian	3,822,500	19,193	660,000	204,771	242,609	4,949,073
Dana C. Russell	1,480,026	19,193	23,560	—	78,204	1,600,983
Dr. Jeffrey M. Jaffe	1,265,031	19,193	—	156,467	52,374	1,493,065
Alan J. Friedman	1,084,124	10,113	269,800	11,441	38,156	1,413,634
John K. Dragoon	1,078,022	19,193	—	—	114,077	1,211,292
Thomas M. Francese(3)	—	—	—	—	—	—

(1)	Amount includes 150% of the Named Executive Officer’s base salary rate and prorated incentive pay, and 20% of base salary rate for outplacement services.

(2)	All cash payments will be provided after a period of six months following the severance event, in order to accommodate requirements under Section 409A of the Code.

(3)	Mr. Francese departed from the Company as of July 31, 2008. The benefits he received are described under “Severance and Change in Control Benefits” on page 36 of this proxy statement.

Estimated Potential Payments Upon Involuntary Termination Associated with a Change in Control (As of October 31, 2008)

Name	Lump Sum Cash Payment ($)(1)	Health and Dental Coverage Paid in Lump Sum ($)	401(k) Matching Contributions ($)	Total Value of Equity Holdings (2)	Estimated Tax Gross-Up ($)	Total ($)
Ronald W. Hovsepian	8,785,000	38,385	19,600	3,788,300	4,679,883	17,311,168
Dana C. Russell	3,280,033	38,385	19,600	625,623	1,570,548	5,534,189
Dr. Jeffrey M. Jaffe	2,490,040	38,385	19,600	732,243	—	3,280,268
Alan J. Friedman	2,170,631	20,226	19,600	724,204	973,118	3,907,779
John K. Dragoon	2,248,029	38,385	19,600	466,214	1,027,920	3,800,148
Thomas M. Francese(3)	—	—	—	—	—	—

(1)	Amount includes 200% of the Named Executive Officer’s base salary rate and 200% of incentive pay, prorated incentive pay, and 20% of base salary for outplacement services.

(2)	See the discussion below under “Acceleration of Equity Awards in Connection with a Change in Control” for more information regarding this value.

(3)	Mr. Francese departed from the Company as of July 31, 2008. The benefits he received are described under “Severance and Change in Control Benefits” on page 36 of this proxy statement.

Acceleration of Equity Awards in Connection with a Change in Control

Under certain equity compensation plans, equity awards for certain of the Named Executive Officers will accelerate and become fully vested and/or exercisable, as the case may be, upon a change in control without termination of their employment with the Company.

Under our 1991 Stock Plan, except as otherwise determined by the Board of Directors, outstanding equity awards that are not exercisable and vested will become fully exercisable and vested upon a change in control and all equity awards that are exercisable and vested will be exchanged for a cash payment. Generally, under the terms of our 1991 Stock Plan, a “change in control” occurs: (i) upon the acquisition by any person of 50% or more of the combined voting power of our outstanding common stock; (ii) stockholder approval of a merger or consolidation of Novell with another company (except for a merger or consolidation where our outstanding common stock prior to the transaction continues to represent at least 50% of the total voting power of the Company or successor entity after the transaction) or the sale or disposition of all or substantially all of our assets; or (iii) a change in the composition of the Board of Directors such that fewer than a majority are incumbent directors. Generally, the cash payment will be based on: (a) the highest fair market value of a share within the 60-day period preceding the date of determination of such value (the “60-day period”); (b) the highest price paid or offered per share in a transaction or offer related to the change in control within the 60-day period, or (c) a lower price that the Board determines is a reasonable estimate of the fair market value of a share.

Under our 2000 Stock Plan, 2000 Nonstatutory Stock Option Plan, 2001 Stock Incentive Plan, and 1997 Stock Incentive Plan, equity awards that are not exercisable or vested will fully vest and become exercisable in the event of a merger of Novell with or into another company or the sale of substantially all of the assets of Novell where the successor company does not assume or substitute for such equity awards.

The severance agreements for Messrs. Hovsepian, Jaffe, and Friedman also provide for accelerated vesting upon a change in control. Specifically, all equity awards they hold will become fully vested and/or exercisable on the date on which a change in control occurs. All such equity awards will remain exercisable for the longer of 24 months after termination of employment or the period set forth in the agreement covering the equity award, subject to certain limitations outlined in the agreements.

Under the severance agreements for Messrs. Russell and Dragoon, however, notwithstanding any provision to the contrary in any applicable equity compensation plan, their unvested equity awards will become fully vested and/or exercisable, as the case may be, only in the event of a change in control in which their employment is terminated on account of an involuntary termination associated with a change in control, or if the acquiror or successor corporation fails to provide them with equity compensation rights substantially comparable in value to their unvested equity compensation rights immediately prior to the change in control. All such equity awards will remain exercisable for the longer of 24 months after termination of employment or the period set forth in the agreement covering the equity award, subject to certain limitations outlined in the severance agreements.

The severance agreements are discussed in greater detail on page 46 of this proxy statement.

The following table provides a breakdown of the total value of the equity awards that Messrs. Hovsepian, Russell, Jaffe, Friedman, and Dragoon would have received as of October 31, 2008 in connection with a change in control under the circumstances described above.

Name	Stock Option Vesting ($)	Restricted Stock Vesting ($)	Restricted Stock Units Vesting ($)	Total ($)
Ronald W. Hovsepian	660,000	648,094	2,480,206	3,788,300
Dana C. Russell	23,560	—	602,063	625,623
Dr. Jeffrey M. Jaffe	—	169,860	562,383	732,243
Alan J. Friedman	269,800	45,764	408,640	724,204
John K. Dragoon	—	—	466,214	466,214

Director Compensation

The following table provides information regarding the compensation paid to the non-employee members of the Board of Directors in fiscal 2008. Directors who are employees of the Company receive no compensation for their service as directors.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)(4)		Total ($)
Albert Aiello	92,000	39,352	—		131,352
Fred Corrado	106,000	39,352	1,555		146,907
Richard L. Crandall	114,646	55,016	—		169,662
Patrick S. Jones	86,000	70,060	—		156,060
Claudine B. Malone	107,000	55,387	—		162,387
Richard L. Nolan	89,000	39,352	—		128,352
Thomas G. Plaskett	129,250	47,399	—		176,649
Dr. John W. Poduska, Sr.	100,500	39,352	11,240		151,092
James D. Robinson, III	65,000	69,491	212,491	(5)	346,982
Kathy Brittain White	92,000	54,060	—		146,060

(1)	Includes any amount deferred, at the election of the directors, through the purchase of common stock equivalents (“CSEs”), as described in the narrative below.

(2)	Represents the amount recognized in the fiscal year for financial statement reporting purposes in accordance with SFAS 123(R). On June 3, 2008, each non-employee director received an option to purchase an aggregate of 25,000 shares of our common stock with an exercise price of $6.75 per share, which vests 50% annually over two years. The grant date fair value of this option award for each director was $38,070. This value was estimated using the Black-Scholes option pricing model. For a discussion of assumptions made in the valuation of option awards, please refer to Note U to the financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended October 31, 2008. As of the end of fiscal 2008:

•	Mr. Aiello had 200,000 option awards outstanding, 37,500 of which were unvested.

•	Mr. Corrado had 200,000 option awards outstanding, 37,500 of which were unvested.

•	Mr. Crandall had 150,000 option awards outstanding, 37,500 of which were unvested.

•	Mr. Jones had 100,000 option awards outstanding, 75,000 of which were unvested.

•	Ms. Malone had 162,500 option awards outstanding, 37,500 of which were unvested.

•	Mr. Nolan had 315,000 option awards outstanding, 37,500 of which were unvested.

•	Mr. Plaskett had 170,000 option awards outstanding, 37,500 of which were unvested.

•	Dr. Poduska had 265,000 option awards outstanding, 37,500 of which were unvested.

•	Mr. Robinson had 265,000 option awards outstanding, 37,500 of which were unvested.

•	Ms. White had 175,000 option awards outstanding, 37,500 of which were unvested.

(3)	See narrative below for a description of the Directors’ Charitable Award Program.

(4)	Includes the 25% Match of deferred amounts, as described in the narrative below.

(5)	Includes $200,000 relating to consulting services we received from J.D. Robinson Inc., discussed in more detail under the heading “Transaction with Related Person” on page 13 of this proxy statement.

The primary goal of our director compensation program is to support the achievement of our performance objectives and to attract and retain highly qualified directors. Compensation of our non-employee directors is as follows:

•	the annual board retainer for the Chairman of the Board of Directors is $125,000;

•	the annual board retainer for all other members of the Board of Directors is $50,000;

•	the annual retainer for service as chairperson of the Audit Committee is $20,000;

•	the annual retainer for service as chairperson of all other committees of the Board of Directors is $10,000;

•	fee for attendance at each meeting of the Board of Directors is $1,500;

•	fee for attendance at each committee meeting of the Board of Directors is $1,500; and

•	equity awards as described below.

Our non-employee directors are reimbursed for their expenses incurred in attending meetings of the Board of Directors and its committees.

Non-employee directors may elect to have all or a portion of their annual board retainer deferred through the purchase of CSEs and may designate a date in the future that such CSEs will be paid out in shares of our common stock. If a non-employee director does not designate a pay-out date, such director’s CSEs will be paid out at the time of his or her resignation from the Board of Directors.

Subject to the vesting provisions described below, the annual board retainer paid to any non-employee director who elects to defer all or a portion of his or her annual board retainer will be increased by an amount (such amount to be referred to as the “Match”) equal to 25% of the amount of the deferred retainer, provided that the Match will be used solely to purchase additional CSEs. The CSEs purchased with the Match will be credited to a separate bookkeeping account from the CSEs purchased with the deferred retainer. In the event that any non-employee director ceases to serve as a member of our Board of Directors prior to the third anniversary of the date on which CSEs are purchased with a Match, all CSEs purchased with such Match shall be forfeited and such director will no longer have any rights with respect to such Match or such CSEs.

In fiscal 2008, each non-employee director received a nonqualified stock option to purchase an aggregate of 25,000 shares of common stock, vesting 50% annually over two years, with an exercise price equal to the fair market value of our common stock on the date of grant (which is defined as the closing price of our common stock on the trading day prior to the grant date). Each stock option has a term of eight years. Upon a change in control, the outstanding options may be assumed or replaced by the successor corporation. If the successor corporation refuses to assume or replace the outstanding options, the options will fully vest and become fully exercisable. Upon retirement from the Board of Directors at the age of 73, the options become fully vested and must be exercised within twelve months from the date of retirement. If a director resigns from the Board of Directors for any reason, options that are vested at the time of resignation must be exercised within six months from the date of resignation.

Beginning in fiscal 2009, each non-employee director will receive an annual equity award with a value of $130,000 that will be comprised of stock options with a grant date value of $43,000 and restricted stock units with a grant date value of $87,000 (the “Annual Equity Award”). The stock options and restricted stock units comprising the Annual Equity Award will vest in equal amounts on the first two (2) anniversaries of the grant date of the Annual Equity Award. In addition, (a) upon the retirement of a non-employee director at age 73, the vesting of all unvested stock options and restricted stock units will accelerate, and vested stock options will remain exercisable for twelve (12) months following retirement; (b) upon the disability of a non-employee director, there will be no acceleration of unvested stock options and/or restricted stock units, but vested stock options will remain exercisable for twelve (12) months following a disability; and (c) upon the death of a non-employee director, there will be an accelerated vesting of those stock options and restricted stock units that would have vested within twelve (12) months following such death had the non-employee director not died and remained a non-employee director, and vested stock options will remain exercisable for twelve (12) months following the death of a non-employee director.

We had a Directors’ Charitable Award Program (the “Charitable Program”) for which members of the Board of Directors were eligible, subject to vesting requirements. The Board of Directors terminated the Charitable Program with respect to all persons joining our Board of Directors after January 7, 2003, but has kept the program in place with respect to those persons who were directors on or before January 7, 2003. The Charitable Program is funded by life insurance policies purchased by us, which provide for a $1,000,000 death benefit. Upon the death of a participating director, we will donate the proceeds of the $1,000,000 death benefit (paid in ten equal annual installments) to non-profit organizations recommended by the director. Individual directors derive no financial benefit from the Charitable Program since all available insurance proceeds and tax deductions accrue solely to us. In fiscal 2008, we did not incur any costs to fund the Charitable Program.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The role of the Audit Committee is to assist the Board of Directors in its oversight of the quality and integrity of Novell’s financial reporting process. The Audit Committee also has sole authority to appoint, retain, fix the compensation of and oversee the work of Novell’s independent registered public accounting firm. Management has the primary responsibility for the financial reporting process, including the system of internal control over financial reporting, and for preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and preparation of management’s report on the effectiveness of internal control over financial reporting. Novell’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting as of October 31, 2008.

The Audit Committee has reviewed Novell’s audited financial statements for fiscal 2008, and met and held discussions with PricewaterhouseCoopers LLP (“PwC”), Novell’s independent registered public accounting firm for fiscal 2008, and management regarding internal control over financial reporting and the audited financial statements. Management has represented to the Audit Committee that Novell’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee also reviewed management’s report on internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002. As part of this review, the Audit Committee reviewed the basis for management’s conclusions in that report and the report of the independent registered public accounting firm on internal control over financial reporting. Throughout fiscal 2008, the Audit Committee reviewed management’s plan for documenting and testing controls, the results of management’s documentation and testing, any deficiencies discovered, and the resulting remediation of deficiencies.

The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board. These discussions have included a review as to the quality, not just the acceptability, of Novell’s accounting principles.

PwC also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the audit committee concerning independence, and the Audit Committee discussed with PwC their independence from management and Novell. The Audit Committee has also considered the compatibility of non-audit services with the independence of PwC.

Based on the Audit Committee’s meetings and discussions with management and PwC, the Audit Committee’s review of the audited financial statements, the representations of management and the report of PwC to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Novell’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008 filed with the U.S. Securities and Exchange Commission on December 23, 2008.

Respectfully submitted,

Fred Corrado, Chairperson

Albert Aiello

Patrick S. Jones

Claudine B. Malone

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PwC served as our independent registered public accounting firm and audited our consolidated financial statements for fiscal 2008 and 2007, and performed audit-related services and consultation in connection with various accounting and financial reporting matters.

The Audit Committee determined that the provision of the audit-related and permitted non-audit services provided by PwC during fiscal 2008 and 2007 was compatible with maintaining their independence pursuant to the auditor independence rules of the SEC for each of these respective years.

Fees Billed to Novell by PwC During Fiscal 2008 and 2007

Audit Fees

The aggregate fees billed by PwC for the fiscal year ended October 31, 2008 for services rendered for the audit of our annual financial statements included in our Form 10-K and review of the interim financial statements included in our Forms 10-Q, including services related thereto, were $3,949,000.

The aggregate fees billed by PwC for the fiscal year ended October 31, 2007 for services rendered for the audit of our annual financial statements included in our Form 10-K and review of the interim financial statements included in our Forms 10-Q, including services related thereto, were $3,697,000.

Audit-Related Fees

The aggregate fees billed by PwC for the fiscal year ended October 31, 2008 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported as “Audit Fees,” were $1,500, which was a license fee for an accounting research tool.

The aggregate fees billed by PwC for the fiscal year ended October 31, 2007 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported as “Audit Fees,” were $1,500, which was a license fee for an accounting research tool.

Tax Fees

The aggregate fees billed by PwC for the fiscal year ended October 31, 2008 for services were $292,000. This amount includes (i) tax compliance associated with our acquisition of PlateSpin and (ii) tax advisory services.

There were no fees billed by PwC for the fiscal year ended October 31, 2007 for tax compliance, tax advice or tax planning.

All Other Fees

There were no fees billed by PwC for the fiscal year ended October 31, 2008 for products and services other than those described above.

There were no fees billed by PwC for the fiscal year ended October 31, 2007 for products and services other than those described above.

Pre-Approval Policies and Procedures

All audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee. As permitted by the SEC’s rules, the Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reported to the full Audit Committee at its next meeting.

As early as practicable in each fiscal year, the independent registered public accounting firm provides to the Audit Committee a schedule of the audit and other services that the independent registered public accounting firm expects to provide or may provide during the fiscal year. The schedule will be specific as to the nature of the proposed services, the proposed fees and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the next twelve months.

A schedule of additional services proposed to be provided by the independent registered public accounting firm, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. None of the services characterized above as “Audit-Related,” “Tax,” and “All Other” were billed pursuant to these provisions in fiscal 2008 or 2007 without pre-approval.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who beneficially own more than 10% of our common stock to send reports of their ownership of shares of common stock and changes in ownership to us and the SEC. Based on our records and information that we received during this fiscal year, we believe that during fiscal 2008 all of such reporting persons complied with all Section 16(a) reporting requirements applicable to them.

DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

SEC rules and regulations generally require that proposals that stockholders would like included in our proxy materials must be received at our principal executive offices no later than 120 days before the first anniversary of the date on which this proxy statement was first sent or made available to stockholders. Accordingly, proposals that stockholders would like included in our proxy materials for our 2010 Annual Meeting of Stockholders must be received by our Corporate Secretary at our principal executive offices (404 Wyman Street Waltham, Massachusetts 02451) no later than October 28, 2009 in order to be considered for possible inclusion in such proxy materials.

Our Bylaws contain an advance notice provision regarding stockholder proposals that provides that, to be timely, a stockholder’s notice of intention to bring business before a meeting must be given either by personal delivery or by United States mail, postage prepaid, to our Corporate Secretary and received by our Corporate Secretary no later than 90 days prior to the first anniversary of the date on which this proxy statement was first sent or made available to stockholders. Accordingly, advance notice must be received by our Corporate Secretary at Novell’s principal executive offices no later than November 27, 2009 in order to be timely. When the annual meeting date is changed by more than 30 days from the date of the previous year’s meeting, to be timely, a stockholder’s notice of intention to bring business before a meeting must be given either by personal delivery or by United States mail, postage prepaid, to our Corporate Secretary and received by our Corporate Secretary not earlier than 120 days prior to the annual meeting and not later than the later of (i) 90 days prior to the date of such annual meeting or (ii) 10 days following the date on which public announcement of the date of such meeting is first made. Any proposal received after that date will not be permitted to be raised at the meeting.

ADDITIONAL INFORMATION

Annual Report

Our Annual Report for the fiscal year ended October 31, 2008, including the consolidated financial statements and related notes thereto, together with the report of the independent registered public accounting firm and other information with respect to us, is being sent or made available to stockholders on or about February 25, 2009 together with this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 6, 2009

This proxy statement, the 2008 Annual Report, and directions to be able to attend the meeting and vote in person are available on our Investor Relations website at http://www.novell.com/company/annualmeeting2009. You may also obtain directions to the meeting by calling (800)  317-3195.

Annual Meeting Results

The preliminary voting results will be announced at the Annual Meeting and posted on our Investor Relations website at http://www.novell.com/company/annualmeeting2009. The final voting results will be reported in our quarterly report on Form 10-Q for the second quarter of fiscal 2009.

OTHER MATTERS

We are not aware of any other business to be presented at the Annual Meeting. If matters other than those described herein should properly arise at the Annual Meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Scott N. Semel

Senior Vice President, General Counsel and Secretary

February 25, 2009

Waltham, Massachusetts

APPENDIX A

Novell, Inc.

2009 Omnibus Incentive Plan

Article 1. Establishment, Purpose, and Duration

1.1	Establishment. Novell, Inc., a Delaware corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Novell, Inc. 2009 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. This Plan permits the issuance of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards. This Plan shall become effective upon stockholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2	Purpose of this Plan. The purpose of this Plan is to provide a means whereby Employees, Non-employee Directors, and Third Party Service Providers of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. A further purpose of this Plan is to provide a means through which the Company may attract and retain able individuals to become Employees, Non-employee Directors or Third Party Service Providers of the Company. This Plan is intended to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3	Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through an interest of more than fifty percent (50%) by reason of stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4	“Award Agreement” means either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may modify the Company’s Award process from time to time in its sole discretion, including by providing for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Cash-Based Awards” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.8	“Cause” means:

(a)	An intentional act of fraud, embezzlement, theft or any other material violation of law that occurs during the course of employment with the Company;

(b)	Intentional damage to Company assets;

(c)	Intentional disclosure of the Company’s confidential information contrary to Company policies;

(d)	Intentional engagement in any competitive activity which would constitute a breach of the duty of loyalty or of an obligation under any agreement with the Company or under other applicable legal standards;

(e)	Intentional breach of the Company’s Code of Business Ethics;

(f)	The willful and continued failure to substantially perform the Participant’s duties for the Company (other than as a result of incapacity due to physical or mental illness); or

(g)	The willful conduct by the Participant that is demonstrably and materially injurious to the Company monetarily or otherwise.

For purposes of this paragraph, an act, or a failure to act, shall not be deemed willful or intentional, as those terms are used herein, unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the action or omission was in the best interest of the Company. Failure to meet performance standards or objectives, by itself, does not constitute “Cause”.

2.9	“Change of Control” means a situation where any of the following events occur:

(a)

Any Person (except the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary, or any individual or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan) becomes the Beneficial Owner, directly or indirectly, of securities of the

Company representing more than 30% of the voting power of the then outstanding securities of the Company:

(b)	The consummation of (i) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not maintain Beneficial Ownership, immediately after the merger or consolidation, of Shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company; or

(c)	After the date on which this Plan is approved by the stockholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

2.10	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.11	“Committee” means (i) with respect to grants to Employees, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, (ii) with respect to grants made to Non-employee Directors, the Board, and (iii) with respect to grants that are intended to be “qualified performance-based compensation” under Code Section 162(m), the Compensation Committee or a committee comprised of the independent members of the Board of Directors acting as a group. Each member of the Compensation Committee or any other such committee of independent directors must be an “independent director” under NASDAQ rules, an “outside director” for purposes of Code Section 162(m), and a “non-employee director” under Rule 16b-3(b)(3) under the Exchange Act, as such requirements may change from time to time.

2.12	“Common Stock Equivalents” means an unfunded and unsecured right to receive Shares in the future that may be granted to a Non-employee Director pursuant to Section 13.2.

2.13	“Common Stock Equivalent Agreement” means a written agreement between the Company and a Non-employee Director evidencing the terms and conditions of an individual Common Stock Equivalent grant.

2.14	“Company” means Novell, Inc., a Delaware corporation, and any successor thereto as provided in Article 20 herein.

2.15	“Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.16	“Director” means any individual who is a member of the Board of Directors of the Company.

2.17	“Effective Date” has the meaning set forth in Section 1.1.

2.18	“Employee” means any individual performing services for the Company, an Affiliate, or a Subsidiary and designated as an employee of the Company, the Affiliate, or the Subsidiary on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, or Subsidiary as a contingent worker, independent contractor, consultant, or any employee of a franchise, master distributor, employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company for purposes protected under law including, without limitation, medical leave, leave to care for a family member, maternity- paternity- or adoptive leave, leave for military service or leave to participate in mandatory legal process or (ii) transfers or Company-initiated relocations between locations of the Company or between the Company, any Affiliates, or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed three hundred and sixty five days (365) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 365th day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

2.19	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.20	“Fair Market Value” or “FMV” means

(a)	A price of a Share that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the closing price of a Share of the Company’s common stock on NASDAQ on the prior trading day.

(b)	If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for a Share on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

(c)	In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the price of a Share as determined by the Committee in such manner as it deems appropriate.

2.21	“Full Value Award” means an Award, which is other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares, cash or a combination of Shares and cash as determined by the Committee in its sole discretion.

2.22	“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.23	“Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.24	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.25	“Insider” shall mean an individual who is, on the relevant date, an officer, or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.26	“Non-employee Director” means a Director who is not an Employee.

2.27	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.28	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.29	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.30	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.31	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.32	“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan is intended nor shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.33	“Performance Measures” means measures, as described in Article 12, on which the performance goals are based and which are approved by the Company’s stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.34	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.35	“Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance goals, as described in Article 12, have been achieved.

2.36	“Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.37	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.38	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.39	“Plan” means the Novell, Inc. 2009 Omnibus Incentive Plan.

2.40	“Plan Year” means the Company’s fiscal year which begins November 1 and ends October 31.

2.41	“Prior Plans” means the Novell, Inc. 1991 Stock Plan (as amended January 2004), the Novell, Inc. 2000 Stock Plan (as amended April 2003), the Novell, Inc. 2000 Nonstatutory Stock Option Plan (as amended June 2001), the Novell, Inc./SilverStream Software, Inc. Amended and Restated 1997 Stock Incentive Plan, and the Novell, Inc./SilverStream Software, Inc. 2001 Stock Incentive Plan.

2.42	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.43	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the Grant date.

2.44	“Share” means a share of common stock of the Company, $.10 par value per share.

2.45	“Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.46	“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.47	“Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3. Administration

3.1	General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2	Authority of the Committee. Subject to any express limitations set forth in the Plan, including, without limitation, the requirements to obtain Stockholder approval, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a)	To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award;

(b)	To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the plan fully effective;

(c)	To approve forms of Award Agreements for use under the Plan;

(d)	To determine Fair Market Value of a Share in accordance with Section 2.20 of the Plan;

(e)	To amend the Plan or any Award Agreement as provided in the Plan;

(f)	To adopt sub-plans and/or special provisions applicable to Awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern;

(g)	To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;

(h)	To determine whether Awards will be settled in Shares, cash, or in any combination thereof;

(i)	To determine whether Awards will be adjusted for dividend equivalents, with “Dividend Equivalents” meaning a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant;

(j)	To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(k)	To authorize a program permitting eligible Participants to surrender outstanding Awards in exchange for newly granted Awards;

(l)	To impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares, including, without limitation, (i) restrictions under an insider trading policy and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(m)	To provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of Shares.

Article 4. Shares Subject to this Plan and Maximum Awards

4.1	Number of Shares Authorized and Available for Awards. The number of Shares authorized and available for Awards under the Plan shall be determined in accordance with the following provisions:

(a)	Subject to adjustment as provided in Section 4.4 of the Plan, the maximum number of Shares available for issuance under the Plan shall be 45,000,000. In connection with approving this Plan, and contingent upon receipt of stockholder approval of this Plan, the Board of Directors has approved a resolution that, as of the Effective Date, any Shares available for issuance under the Prior Plans that are not subject to outstanding awards under the Prior Plans will no longer be available for issuance under the Prior Plans or this Plan.

(b)	Solely for the purpose of applying the limitation in Section 4.1(a):

(i) each Stock Option and Stock Appreciation Right granted under this Plan shall reduce the number of Shares available for grant under this Plan by one Share; and

(ii) each Full Value Award granted under this Plan shall reduce the number of Shares available for grant under this Plan by 1.5 Shares.

(c)	The maximum number of Shares that may be issued pursuant to ISOs under the Plan shall be 45,000,000.

4.2	Shares Available for Issuance. Shares covered by an Award shall be counted as used only to the extent they are issued. Any Shares related to Awards under this Plan or under Prior Plans that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of the Shares, or are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. The following Shares, however, may not be made available for issuance with respect to Awards under this Plan: (a) Shares not issued or delivered as a result of the net settlement of an outstanding SAR or Option, (b) Shares used to pay the Option Price or Grant Price or withholding taxes related to an outstanding Award, or (c) Shares repurchased on the open market with the proceeds from the exercise of an Option. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3	Annual Award Limits. The maximum number of Shares under all Awards, in the aggregate, granted to any one Participant in any one Plan Year shall not exceed 3,000,000 Shares, as adjusted pursuant to Sections 4.4 and 18.2 and the maximum dollar amount paid under all Performance Units and Cash-Based Awards, in the aggregate, to any one Participant in any one Plan Year shall not exceed $5,000,000.

4.4	Adjustments in Authorized Shares. Adjustment in authorized Shares available for issuance under the Plan or under an outstanding Award and adjustments in Annual Award Limits shall be subject to the following provisions:

(a)

In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of

Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards; provided that the Committee, in its sole discretion, shall determine the methodology or manner of making such substitution or adjustment. The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect such changes or distributions and may modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods.

(b)	The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

(c)	Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Code Sections 422, 424 and 409A, as and where applicable.

Article 5. Eligibility and Participation

5.1	Eligibility. Individuals eligible to participate in this Plan include all Employees, Non-employee Directors, and Third Party Service Providers.

5.2	Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Article 6. Stock Options

6.1	Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.2	Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3	Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award

Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of a Share as of the Option’s Grant Date.

6.4

Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5	Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6	Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form and using a means specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price, as specified in the Award Agreement. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:

(a)	in cash or its equivalent;

(b)	by tendering (either by actual delivery or attestation) previously acquired Shares, which have been owned by the Participant for at least six months prior to such delivery, having an aggregate Fair Market Value at the time of exercise equal to the Option Price;

(c)	by a cashless (broker-assisted) exercise;

(d)	by any combination of (a), (b) and (c); or

(e)	any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s). Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

6.7	Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.8	Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an ISO granted to a Participant shall be subject to the following rules:

(a)	Special ISO Definitions:

(i)    “Parent Corporation” shall mean as of any applicable date a corporation in respect of the Company that is a parent corporation within the meaning of Code Section 424(e).

(ii)    “ISO Subsidiary” shall mean as of any applicable date any corporation in respect of the Company that is a subsidiary corporation within the meaning of Code Section 424(f).

(iii)    A “10% Owner” is an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent Corporation or any ISO Subsidiary.

(b)	Eligible employees. ISOs may be granted solely to eligible Employees of the Company, Parent Corporation, or ISO Subsidiary (as permitted under Code Sections 422 and 424).

(c)	Specified as an ISO. The Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO.

(d)	Option price. The Option Price of an ISO granted under the Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must at least equal one hundred percent (100%) of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of a 10% owner, the Option Price may not be not less than 110% of such Fair Market Value).

(e)	Right to exercise. Any ISO granted to a Participant under the Plan shall be exercisable during his or her lifetime solely by such Participant or, in the event of the Participant’s death, by his estate or heirs (as permitted under Code Section 422(b)(5)).

(f)	Exercise period. The period during which a Participant may exercise an ISO shall not exceed ten (10) years (five (5) years in the case of a Participant who is a 10% Owner) from the date on which the ISO was granted.

(g)	Termination of employment. In the event a Participant terminates employment due to death or disability, as defined under Code Section 22(e)(3), the Participant (or his beneficiary, in the case of death) shall have the right to exercise the Participant’s ISO award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of his death or disability, as applicable; provided, however, that such period may not exceed one (1) year from the date of such termination of employment or, if shorter, the remaining term of the ISO. In the event a Participant terminates employment for reasons other than death or disability, as defined under Code Section 22(e)(3), the Participant shall have the right to exercise the Participant’s ISO award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of such termination of employment; provided, however, that such period may not exceed three (3) months from the date of such termination of employment or, if shorter, the remaining term of the ISO.

(h)	Dollar limitation. To the extent that the aggregate Fair Market Value of (a) the Shares with respect to which Options designated as Incentive Stock Options plus (b) the shares of stock of the Company, Parent Corporation, and any ISO Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by a holder of an ISO during any calendar year under all plans of the Company and any Affiliate and Subsidiary exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, (a) Options shall be taken into account in the order in which they were granted, and (b) the Fair Market Value of the Shares shall be determined as of the time the Incentive Stock Options were granted.

(i)	Duration of plan. No Incentive Stock Options may be granted after December 16, 2018.

(j)	Notification of disqualifying disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO, such Participant shall notify the Company of such disposition within thirty (30) days thereof. The Company shall use such information to determine whether a disqualifying disposition as described in Code Section 421(b) has occurred.

(k)	Transferability. No ISO granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution (as permitted under Code Section 422(b)(5)); provided, however, at the discretion of the Committee, an ISO may be transferred to a grantor trust under which the Participant making the transfer is the sole beneficiary.

Article 7. Stock Appreciation Rights

7.1	Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be awarded to Participants at any time and from time to time as shall be determined by the Committee. Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

7.2	Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price must be at least equal to one hundred percent (100%) of the FMV of a Share as of the Grant Date.

7.3	SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.4

Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

7.5	Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.6	Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	the excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	the number of Shares with respect to which the SAR is exercised.

7.7	Form of Payment. Payment, if any, with respect to an SAR settled in accordance with Section 7.6 of the Plan shall be made in accordance with the terms of the applicable Award Agreement, in cash, Shares, or a combination thereof, as the Committee determines.

7.8	Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, Affiliates, or Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.9	Other Restrictions. The Committee shall impose such other conditions or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

8.1	Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may award Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Grant Date.

8.2	Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit award shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3

Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units awarded pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, as provided for in Article 12, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

8.4	Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion: The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Novell, Inc. 2009 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Novell, Inc.

8.5	Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock awarded hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units awarded hereunder until Shares are issued.

8.6	Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 9. Performance Units/Performance Shares

9.1	Award of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may award Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2	Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall, in its sole discretion, set performance goals, as provided for in Article 12. The extent to which the performance goals are met will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3	Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4	Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period.

Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5	Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units/Performance Shares following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units/Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 10. Cash-Based Awards and Other Stock-Based Awards

10.1	Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2	Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3	Value of Cash-Based Awards or Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may, in its sole discretion, establish performance goals, as provided for in Article 12. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards and/or the amount of the Cash-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4	Payment of Cash-Based Awards or Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.5

Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 11. Transferability of Awards and Shares

11.1	Transferability of Awards. Except as provided in Section 11.2, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relation order entered into by a court of competent jurisdiction. No Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind. Any purported transfer in violation of this Section 11.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

11.2	Committee Action. Except as provided in Section 6.8(k), the Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value without stockholder approval.

11.3	Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, or under any blue sky or state securities laws applicable to such Shares.

Article 12. Performance Measures

12.1	Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	recognized revenue;
(b)	invoiced revenue;
(c)	gross profit or margin;
(d)	operating profit or margin;
(e)	exit rate operating income margin (derived by annualizing the cost of sales and operating expense structure in place at fiscal year-end compared to the actual revenues generated in that fiscal year);
(f)	earnings before or after taxes, interest, depreciation, and/or amortization;
(g)	net earnings or net income (before or after taxes);
(h)	earnings per share;
(i)	share price (including, but not limited to, growth measures and total stockholder return);
(j)	cost reduction or savings;
(k)	return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);
(l)	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
(m)	productivity ratios;

(n)	performance against budget;
(o)	market share;
(p)	customer satisfaction;
(q)	working capital targets;
(r)	economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);
(s)	productivity metrics;
(t)	financial ratio metrics; and
(u)	organizational/transformational metrics.

Any of the above Performance Measure(s), or any combination thereof, may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate, as the Committee may deem appropriate. Performance Measures may be compared to (i) the performance of a group of comparator companies, (ii) a published or special index that the Committee, in its sole discretion, deems appropriate, (iii) in the case of productivity ratios (Performance Measure m above), to various stock market indices, and/or (iv) other benchmarks approved by the Committee. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals.

12.2	Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs or executive termination costs, (e) extraordinary items as defined by generally accepted accounting principles or any successor there to, (f) acquisitions or divestitures, including asset sales, (g) the positive or negative impact of foreign exchange movements, (h) stock-based compensation expense, (i) in-process research and development expenses related to acquisitions, (j) acquired intangible asset amortization, (k) integration and other one-time expenditures or other adjustments related to acquisitions, (l) material acquisition costs, (m) merger costs, including severance, lease and other facility costs of the acquired company, (n) gains or losses associated with either the repurchase or potential settlement of any or all of the Company’s outstanding debt or convertible debt instruments issued by the Company from time to time, and (o) the positive or negative impacts associated with the implementation of International Financial Reporting Standards (“IFRS”). To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3	Adjustment of Performance-Based Compensation. Subject to Section 12.4, Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

12.4	Committee Discretion. In the event that applicable tax or securities laws or regulations or court or regulatory decisions change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Article 13. Non-employee Director Awards

13.1	Awards to Non-employee Directors. The Board shall determine the type or combination of types and the terms and conditions of Awards that shall be granted to Non-employee Directors, and the Board or the Committee shall grant all Board-authorized Awards to Non-employee Directors. The terms and conditions of any grant of any Award to a Non-employee Director shall be set forth in an Award Agreement.

13.2	Awards in Lieu of Fees; Deferral of Award Payment. The Board may permit a Non-employee Director the opportunity to (i) receive Common Stock Equivalents and/or an Award in lieu of payment of all or a portion of cash retainer fees pursuant to such terms and conditions as the Board may prescribe and set forth in an applicable sub-plan, Award Agreement, and/or Common Stock Equivalent Agreement and/or (ii) defer the grant or payment of an Award and/or a Common Stock Equivalent pursuant to such terms and conditions as the Board may prescribe and set forth in any applicable sub-plan, Award Agreement and/or Common Stock Equivalent Agreement.

Article 14. Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, the Committee may not grant dividend equivalents based on the dividends declared on Shares that are subject to a NQSO, ISO, or SAR Award.

Article 15. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.

Article 16. Rights of Participants

16.1	Employment. Nothing in this Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company, its Affiliates, and/or its Subsidiaries at any time or for any reason not prohibited by law, or (b) confer upon any Participant any right to continue his employment or service as a Non-employee Director or Third Party Service Provider for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate or Subsidiary and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2	Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

16.3	Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17. Change of Control

17.1	Change of Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 17 shall apply in the event of a Change of Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

(a)	Outstanding Options and SARs exchanged for Replacement Awards. Upon a Change of Control, if an award meeting the requirements of Section 17.2 (a “Replacement Award”) is provided to a Participant to replace the Participant’s then outstanding Options or Stock Appreciation Rights (the “Replaced Award”), then the Replaced Award shall be deemed cancelled and shall have no further force or effect and the Company shall have no further obligation with respect to the Replaced Award.

(b)	Outstanding Options and SARs not exchanged for Replacement Awards. Upon a Change of Control, to the extent a Participant’s then-outstanding Options and Stock Appreciation Rights are not exchanged for Replacement Awards as provided for in paragraph (a) above, then such Options and Stock Appreciation Rights shall immediately become fully vested and exercisable.

(c)	Service-Based outstanding Awards other than Options and SARs. Upon a Change of Control, all then-outstanding Awards, other than Options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by a Participant to the Company, Subsidiary, or Affiliate shall vest in full and be free of restrictions related to the vesting or transferability of such Awards.

(d)	Other Awards. Upon a Change of Control, the treatment of then-outstanding Awards not subject to subparagraphs (a), (b) or (c) above shall be determined by the terms and conditions set forth in the applicable Award Agreement.

(e)	Committee discretion regarding treatment of Awards not exchanged for Replacement Awards. Except to the extent that a Replacement Award is provided to the Participant, the Committee may, in its sole discretion, (i) determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share subject to such Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a Share in connection with such transaction and the purchase price per Share, if any, under the Award multiplied by the number of Shares subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefore or (ii) provide that the period to exercise Options or Stock Appreciation Rights granted under the Plan shall be extended (but not beyond the expiration date of such Option or Stock Appreciation Right).

17.2	Replacement Awards. An award shall qualify as a Replacement Award if: (i) it has a value in the aggregate at least equal to the value of the Replaced Award as determined by the

Committee in its sole discretion; (ii) it relates to publicly traded equity securities of the Company or its successor in the Change of Control or of another entity that is affiliated with the Company or of its successor following the Change of Control; and (iii) its other terms and conditions are in the aggregate not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 17.2 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

17.3	Termination of Employment. Upon the termination of employment or of a directorship of a Participant occurring in connection with or during the period of two (2) years after a Change of Control, other than for Cause, (i) all Replacement Awards held by the Participant shall become fully vested and (if applicable) exercisable and free of restrictions, and (ii) all Options and Stock Appreciation Rights held by the Participant immediately before the termination of employment or termination of directorship that the Participant held as of the date of the Change of Control or that constitute Replacement Awards shall remain exercisable for not less than one (1) year following such termination or until the expiration of the stated term of such Option or SAR, whichever period is shorter; provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

Article 18. Amendment and Termination

18.1	Amendment and Termination of the Plan and Award Agreements.

(a)	Subject to subparagraphs (b) and (c) of this Section 18.1 and Section 18.3 of the Plan, the Board may at any time terminate the Plan or an outstanding Award Agreement and the Committee may, at any time and from time to time, amend the Plan or an outstanding Award Agreement.

(b)	Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of an outstanding Award may not be amended to reduce the Option Price of outstanding Options or to reduce the Grant Price of outstanding SARs or cancel outstanding Options or SARs in exchange for cash, other awards or options or SARs with an Option Price or Grant Price, as applicable, that is less than the Option Price of the cancelled Options or the Grant Price of the cancelled SARs without stockholder approval.

(c)	Notwithstanding the foregoing, no amendment of this Plan shall be made without stockholder approval if stockholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

18.2

Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 12.3, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 18.2 without further consideration or action.

18.3	Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 18.2, 18.4, or 21.14, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

18.4	Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 18.4 to any Award granted under the Plan without further consideration or action.

Article 19. Withholding

19.1	Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

19.2	Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award (collectively and individually referred to as a “Share Payment”), Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold from a Share Payment the number of Shares having a Fair Market Value on the date the withholding is to be determined equal to the minimum statutory withholding requirement but in no event shall such withholding exceed the minimum statutory withholding requirement. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 20. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 21. General Provisions

21.1	Forfeiture Events.

(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provision of services to the Company, Affiliate, or Subsidiary, violation of material Company, Affiliate, or Subsidiary policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, any Affiliate, or Subsidiary. Notwithstanding any provision to the contrary herein or in any Award Agreement, in the event of any conflict or inconsistency between the terms of this Plan or an Award Agreement, on the one hand, with respect to the reduction, cancellation, forfeiture or recoupment of an Award or the reduction of any payments, benefits, or obligations otherwise due to the Participant, and any written agreement between the Participant and the Company, Affiliate or Subsidiary (such agreement, the “Other Agreement”), on the other hand, the terms of the Other Agreement shall govern.

(b)	If any of the Company’s financial statements are required to be restated resulting from errors, omissions, or fraud, the Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any Award granted or paid to a Participant with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from the Participant shall be the amount by which the Award exceeded the amount that would have been payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire Award) that the Committee shall determine. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law (including but not limited to amounts that are required to be recovered or forfeited under Section 304 of the Sarbanes-Oxley Act of 2002). The Committee shall determine whether the Company shall effect any such recovery: (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program, or arrangement maintained by the Company, an Affiliate, or any Subsidiary, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing.

21.2	Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.3	Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.4	Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.5	Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.6	Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.7	Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.8	Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.9	Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Directors, or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)	determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)	determine which Employees, Non-employee Directors or Third Party Service Providers outside the United States are eligible to participate in this Plan;

(c)	modify the terms and conditions of any Award granted to Employees, Non-employee Directors or Third Party Service Providers outside the United States to comply with applicable foreign laws;

(d)	establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable, and any such subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.10	Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.11	Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Affiliate or Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary or Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary or Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

21.12	No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.13	Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

21.14	Deferred Compensation.

(a)	The Committee may grant Awards under the Plan that provide for the deferral of compensation within the meaning of Code Section 409A. It is intended that such Awards comply with the requirements of Code Section 409A so that amounts deferred thereunder are not includible in income and are not subject to an additional tax of twenty percent (20%) at the time the deferred amounts are no longer subject to a substantial risk of forfeiture.

(b)	Notwithstanding any provision of the Plan or Award Agreement to the contrary, if one or more of the payments or benefits to be received by a Participant pursuant to an Award would constitute deferred compensation subject to Code Section 409A and would cause the Participant to incur any penalty tax or interest under Code Section 409A or any regulations or Treasury guidance promulgated thereunder, the Committee may reform the Plan and Award Agreement to comply with the requirements of Code Section 409A and to the extent practicable maintain the original intent of the Plan and Award Agreement. By accepting an Award under this Plan, a Participant agrees to any amendments to the Award made pursuant to this Section 21.14(b) without further consideration or action.

21.15	Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

21.16	No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

21.17	Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

21.18	Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the SEC) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participant’s to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.

21.19	No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Company, its Affiliates and Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

21.20	Indemnification. Subject to requirements of Delaware law, each individual who is, was or shall be a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was or is delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

											Please mark your votes as Indicated in this example	☒
THE BOARD RECOMMENDS A VOTE FOR ALL NOMINEES
PROPOSAL 1 — Election of Directors	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

01. Albert Aiello	☐	☐	☐	06. Ronald W. Hovsepian	☐	☐	☐		11. John W. Poduska, Sr	☐	☐	☐

02. Fred Corrado	☐	☐	☐	07. Patrick S. Jones	☐	☐	☐		12. Kathy Brittain White	☐	☐	☐

03. Richard L. Crandall	☐	☐	☐	08. Claudine B. Malone	☐	☐	☐		THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2

04. Gary G. Greenfield	☐	☐	☐	09. Richard L. Nolan	☐	☐	☐			FOR	AGAINST	ABSTAIN

05. Judith H. Hamilton	☐	☐	☐	10. Thomas G. Plaskett	☐	☐	☐		PROPOSAL 2 — Approval of the Novell, Inc . 2009 Omnibus Incentive Plan.	☐	☐	☐

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 3

										FOR	AGAINST	ABSTAIN

									PROPOSAL 3 — Ratification of the appointment of PricewaterhouseCoopers LLP	☐	☐	☐
as Novell’s independent registered public accounting firm.

						Mark Here for Address Change or Comments SEE REVERSE		☐	IN THEIR DISCRETION THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲  FOLD AND DETACH HERE  ▲

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INTERNET
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NOVELL, INC.	Use the Internet to vote your shares. Have your proxy card in hand when you access the web site .

OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your shares . Have your proxy card in hand when you call.

If you vote your shares by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, complete, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you completed, signed and returned your proxy card .
You can view the Annual Report and Proxy Statement on the Internet at: www.novell. com/company/annualmeeting2009

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N	NOVELL, INC.
404 Wyman Street
Waltham, MA 02451
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Ronald W. Hovsepian, Dana C. Russell and Scott N. Semel, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Novel, Inc. to be held at Novell’s offices at 404 Wyman Street, Waltham, Massachusetts 02451 on Monday, April 6, 2009 at 10 a.m. local time and at any adjournments or postponements thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR APPROVAL OF THE NOVELL, INC. 2009 OMNIBUS INCENTIVE PLAN, FOR RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS NOVELL’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

PLEASE VOTE VIA THE INTERNET OR BY TELEPHONE, OR COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments	P.O . BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be completed, dated and signed on the other side)

FOLD AND DETACH HERE

You can now access your Novell, Inc. account online via Investor ServiceDirect® (ISD).

The transfer agent for Novell, Inc. now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry in formation	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 from 9am-7pm

Monday-Friday Eastern Time

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-888-581-9375

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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